Filed electronically with the Securities and Exchange Commission on July 2, 2018

1940 Act File No. 811-06073

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM N-1A REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
AMENDMENT NO. 38	[X]

GOVERNMENT CASH MANAGEMENT PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

345 Park Avenue, New York, NY 10154

(Address of Principal Executive Offices)

(617) 295-1000

(Registrant’s Telephone Number)

John Millette

Vice President and Secretary

One International Place

Boston, Massachusetts 02110

(Name and Address of Agent for Service)

Copy to:

John S. Marten

Vedder Price P.C.

222 North LaSalle Street

Chicago, IL 60601

Explanatory Note

This Amendment to the Registration Statement of Government Cash Management Portfolio (the “Portfolio”) on Form N-1A (the “Registration Statement”) has been filed by the Portfolio pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

Potential investors to whom an offer of beneficial interests is made (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind, the US federal income tax consequences of an investment in the Portfolio as described in this Registration Statement and in all other materials of any kind (including tax opinions or other tax analyses) that are provided to such person by, or on behalf of, the Portfolio in connection with an investment in the Portfolio.

Government Cash Management Portfolio (the “Portfolio”)

PART A

July 2, 2018

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.	Management

Investment Advisor

DWS Investment Management Americas, Inc. (“DIMA” or the “Advisor”) is the Portfolio’s investment adviser.

Item 6.	Purchase and Sale of Portfolio Shares

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. There is no minimum initial or subsequent investment in the Portfolio. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor.

Beneficial interests in the Portfolio are redeemable on any day the Portfolio is open. The Portfolio is generally open on days when the New York Stock Exchange (“NYSE”) is open for regular trading. The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio’s portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets.

Item 7.	Tax Information

The Portfolio is expected to be a partnership for US federal income tax purposes. As a partnership, the Portfolio is not itself subject to US federal income tax. Instead, in computing its US federal income tax liability, each investor in the Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. The Portfolio is not required and generally does not expect to, make distributions (other than distributions in redemption of Portfolio interests) to its investors. As a result, an investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”), may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

Item 8.	Financial Intermediary Compensation

Not applicable.

Item 9.	Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

INVESTMENT OBJECTIVE

The Portfolio seeks maximum current income to the extent consistent with stability of principal. While portfolio management gives priority to earning income and preserving the Portfolio’s capital, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer’s creditworthiness changes. The investment objective of the Portfolio may be changed without shareholder approval.

PRINCIPAL INVESTMENT STRATEGY

Main investments. The Portfolio is a money market fund that is managed in accordance with federal regulations which govern the quality, maturity, diversity and liquidity of instruments in which a money market fund may invest.

The Portfolio operates as a “government money market fund,” as such term is defined under federal regulations. As a government money market fund, the Portfolio is required to invest at least 99.5% of its total assets at the time of investment in cash, US government securities, and/or repurchase agreements that are collateralized by these instruments.

The Portfolio follows the policies described below:

▪	Portfolio securities are denominated in US dollars and, at the time of purchase, have remaining maturities of 397 days (about 13 months) or less, or have certain maturity shortening features (such as interest rate resets and demand features) that have the effect of reducing their maturities to 397 days or less.
▪	The Portfolio maintains a dollar-weighted average maturity of (i) 60 days or less and (ii) 120 days or less determined without regard to interest rate resets.
▪	The Portfolio maintains certain minimum liquidity standards such that:

o	the Portfolio may not purchase a security other than a security offering daily liquidity if, immediately after purchase, the Portfolio would have invested less than 10% of its total assets in securities offering daily liquidity (includes securities that mature or are subject to demand within one business day, cash or direct US government obligations);
o	the Portfolio may not purchase a security other than a security offering weekly liquidity if, immediately after purchase, the Portfolio would have invested less than 30% of its total assets in securities offering weekly liquidity (includes securities that mature or are subject to demand within five business days, cash, direct US government obligations and government agency discount notes with remaining maturities of 60 days or less); and
o	the Portfolio may not purchase an illiquid security if, immediately after purchase, the Portfolio would have invested more than 5% of its total assets in illiquid securities (securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the market value ascribed to them by the Portfolio).

The Portfolio primarily invests in the following types of investments:

▪	US Treasury bills, notes, bonds and other obligations issued or guaranteed by the US government, its agencies or instrumentalities.
▪	Repurchase agreements backed by these instruments. In a repurchase agreement, the Portfolio buys securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

The Portfolio may invest in floating and variable rate instruments (obligations that do not bear interest at fixed rates).

Under normal circumstances, the Portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in US government securities and/or repurchase agreements that are collateralized by US government securities. The Portfolio considers repurchase agreements with the Federal Reserve Bank of New York to be US government securities.

Management process. Working in consultation with portfolio management, a credit team screens potential securities and develops a list of those that the Portfolio may buy. Portfolio management, looking for attractive yield and weighing considerations such as credit quality, economic outlooks and possible interest rate movements, then decides which securities on this list to buy.

Portfolio management may adjust the Portfolio’s exposure to interest rate risk, typically seeking to take advantage of possible rises in interest rates and to preserve yield when interest rates appear likely to fall.

MAIN RISKS

There are several risk factors that could reduce the yield you get from the Portfolio, cause the Portfolio’s performance to trail that of other investments, or cause you to lose money.

The Portfolio may not achieve its investment objective, and is not intended to be a complete investment program.

Money market fund risk. You could lose money by investing in the Portfolio. An investment in the Portfolio is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Portfolio’s sponsor has no legal obligation to provide financial support to the Portfolio, and you should not expect that the sponsor will provide financial support to the Portfolio at any time.

Interest rate risk. Rising interest rates could cause the value of the Portfolio’s investments — and therefore its net value as well — to decline. Conversely, any decline in interest rates is likely to cause the Portfolio’s yield to decline, and during periods of unusually low interest rates, the Portfolio’s yield may approach zero. A low interest rate environment may prevent the Portfolio from providing a positive yield or paying Portfolio expenses out of current income. Over time, the total return of a money market fund may not keep pace with inflation, which could result in a net loss of purchasing power for long-term investors.

If there is an insufficient supply of US government securities to meet investor demand, it could result in lower yields on such securities and increase interest rate risk for the Portfolio.

Security selection risk. Although short-term securities are relatively stable investments, it is possible that the securities in which the Portfolio invests will not perform as expected. This could cause the Portfolio’s returns to lag behind those of similar money market funds and could result in a decline in share price.

Repurchase agreement risk. If the party that sells the securities to the Portfolio defaults on its obligation to repurchase them at the agreed-upon time and price, the Portfolio could lose money.

Counterparty risk. A financial institution or other counterparty with whom the Portfolio does business, or that underwrites, distributes or guarantees any investments or contracts that the Portfolio owns or is otherwise exposed to, may decline in financial health and become unable to honor its commitments. This could cause losses for the Portfolio or could delay the return or delivery of collateral or other assets to the Portfolio.

Credit risk. The Portfolio’s performance could be hurt if an issuer of a money market instrument suffers an adverse change in financial condition that results in the issuer not making timely payments of interest or principal, a security downgrade or an inability to meet a financial obligation.

Some securities issued by US government agencies or instrumentalities are backed by the full faith and credit of the US government. Other securities that are supported only by the credit of the issuing agency or instrumentality are subject to greater credit risk than securities backed by the full faith and credit of the US government. This is because the US government might provide financial support, but has no obligation to do so, if there is a potential or actual loss of principal or failure to make interest payments.

Because of the rising US government debt burden, it is possible that the US government may not be able to meet its financial obligations or that securities issued by the US government may experience credit downgrades. Such a credit event may also adversely impact the financial markets and the Portfolio.

Liquidity and transaction risk. The liquidity of portfolio securities can deteriorate rapidly due to credit events affecting issuers or guarantors or due to general market conditions and a lack of willing buyers. When there are no willing buyers and an instrument cannot be readily sold at a desired time or price, the Portfolio may have to accept a lower price or may not be able to sell the instrument at all. If dealer capacity in debt instruments is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the debt markets. Additionally, market participants other than the Portfolio may attempt to sell debt holdings at the same time as the Portfolio, which could cause downward pricing pressure and contribute to illiquidity. An inability to sell one or more portfolio securities can prevent the Portfolio from being able to take advantage of other investment opportunities.

Unusual market conditions, an unusually high volume of redemption requests, or other similar conditions, could cause the Portfolio to be unable to pay redemption proceeds within a short period of time.

Certain shareholders, including clients or affiliates of the Advisor, may from time to time own or control a significant percentage of the Portfolio’s shares. These shareholders may include, for example, institutional investors and other shareholders whose buy-sell decisions are controlled by a single decision maker. Redemptions by these shareholders, or a high volume of redemption requests generally, may further increase the Portfolio’s liquidity risk.

Prepayment and extension risk. When interest rates fall, issuers of high interest debt obligations may pay off the debts earlier than expected (prepayment risk), and the Portfolio may have to reinvest the proceeds at lower yields. When interest rates rise, issuers of lower interest debt obligations may pay off the debts later than expected (extension risk), thus keeping the Portfolio’s assets tied up in lower interest debt obligations. Ultimately, any unexpected behavior in interest rates could increase the volatility of the Portfolio’s yield and could hurt Portfolio performance. Prepayments could also create capital gains tax liability in some instances.

Risks of holding cash. The Portfolio will at times hold cash positions, which may hurt the Portfolio’s performance. Cash positions may also subject the Portfolio to additional risks and costs, including any fees imposed by the Portfolio’s custodian for large cash balances.

Market risk. The market value of the securities in which the Portfolio invests may be impacted by the prospects of individual issuers, particular sectors or governments and/or general economic conditions throughout the world due to increasingly interconnected global economies and financial markets.

Operational and technology risk. Cyber-attacks, disruptions, or failures that affect the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio, or other market participants may adversely affect the Portfolio and its shareholders, including by causing losses for the Portfolio or impairing Portfolio operations.

Cyber-attacks may include unauthorized attempts by third parties to improperly access, modify, disrupt the operations of, or prevent access to the systems of the Portfolio’s service providers or counterparties, issuers of securities held by the Portfolio or other market participants or data within them. In addition, power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data. Market events also may trigger a volume of transactions that overloads current information technology and communication systems and processes, impacting the ability to conduct the Portfolio’s operations.

Cyber-attacks, disruptions, or failures may adversely affect the Portfolio and its shareholders or cause reputational damage and subject the Portfolio to regulatory fines, litigation costs, penalties or financial losses, reimbursement or other compensation costs, and/or additional compliance costs. For example, the Portfolio’s or its service providers’ assets or sensitive or confidential information may be misappropriated, data may be corrupted, and operations may be disrupted (e.g., cyber-attacks or operational failures may cause the release of private shareholder information or confidential Portfolio information, interfere with the processing of shareholder transactions, impact the ability to calculate the Portfolio’s net value, and impede trading). In addition, cyber-attacks, disruptions, or failures involving a Portfolio counterparty could affect such counterparty’s ability to meet its obligations to the Portfolio, which may result in losses to the Portfolio and its shareholders. Similar types of operational and technology risks are also present for issuers of securities held by the Portfolio, which could have material adverse consequences for such issuers, and may cause the Portfolio’s investments to lose value. Furthermore, as a result of cyber-attacks, disruptions, or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Portfolio being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments.

While the Portfolio and its service providers may establish business continuity and other plans and processes that seek to address the possibility of and fallout from cyber-attacks, disruptions, or failures, there are inherent limitations in such plans and systems, including that they do not apply to third parties, such as Portfolio counterparties, issuers of securities held by the Portfolio, or other market participants, as well as the possibility that certain risks have not been identified or that unknown threats may emerge in the future and there is no assurance that such plans and processes will address the possibility of and fallout from cyber-attacks, disruptions, or failures. In addition, the Portfolio cannot directly control any cybersecurity plans and systems put in place by its service providers, Portfolio counterparties, issuers of securities held by the Portfolio, or other market participants.

OTHER POLICIES

While the previous pages describe the main points of the Portfolio’s strategy and risks, there are a few other matters to know about:

▪	Although major changes tend to be infrequent, the Portfolio’s Board could change the Portfolio’s investment objective without seeking shareholder approval. The Board will provide shareholders with at least 60 days’ notice prior to making any changes to the Portfolio’s 80% investment policy as described herein.
▪	While the Portfolio currently does not intend to impose a liquidity fee or redemption gate in connection with the implementation of new federal regulations relating to money market funds that went into effect on October 14, 2016, the Portfolio may elect to do so in the future.

For More Information

This prospectus doesn’t tell you about every policy or risk of investing in the Portfolio. See Part B of this Registration Statement for more information on the Portfolio’s allowable securities and investment practices and the characteristics and risks of each one.

Keep in mind that there is no assurance that the Portfolio will achieve its objective.

A schedule of the Portfolio’s holdings, including information required by applicable regulations, is posted once each month on deutscheliquidity.com (the Web site does not form a part of this prospectus). Please note that the list of portfolio holdings for the Portfolio is reflected, to the extent applicable, in the list of portfolio holdings for the Portfolio’s affiliated “feeder” funds, DWS Government Cash Management Fund (formerly Deutsche Government Cash Management Fund), DWS Government Cash Reserves Fund Institutional (formerly Deutsche Government Cash Reserves Fund Institutional) and DWS Government Money Market Series (formerly Deutsche Government Money Market Series), and is not posted as a separate list. Portfolio holdings as of each month-end are posted to the Web site within five business days of the date of the applicable portfolio holdings information. More frequent posting of portfolio holdings information may be made from time to time on deutscheliquidity.com. The posted portfolio holdings information is available by fund (in the case of a “master portfolio” like the Portfolio, such information is available only by feeder fund) and generally remains accessible for a period of not less than six months. The affiliated feeder funds also may post on the Web site, on the same or a more frequent basis, various depictions of portfolio characteristics such as the allocation of the portfolio across various security types, market sectors and sub-sectors and maturities, liquidity and risk characteristics of the portfolio. Part B of this Registration Statement includes a description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s holdings.

Item 10.	Management, Organization, and Capital Structure

WHO MANAGES AND OVERSEES THE PORTFOLIO

The Investment Advisor

DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. Deutsche Bank AG reorganized its asset management division, Deutsche Asset Management, into a separate financial services firm, DWS Group GmbH & Co. KGaA (“DWS Group”). DWS Group is now a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor is an indirect, wholly-owned subsidiary of DWS Group. The Advisor and its predecessors have more than 90 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients.

DWS represents the asset management activities conducted by DWS Group or any of its subsidiaries, including DIMA, other affiliated investment advisors and DWS Distributors, Inc. (“DDI”). DWS is a global organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.

The Advisor may utilize the resources of its global investment platform to provide investment management services through branch offices or affiliates located outside the US. In some cases, the Advisor may also utilize its branch offices or affiliates located in the US or outside the US to perform certain services, such as trade execution, trade matching and settlement, or various administrative, back-office or other services. To the extent services are performed outside the US, such activity may be subject to both US and foreign regulation. It is possible that the jurisdiction in which the Advisor or its affiliate performs such services may impose restrictions or limitations on portfolio transactions that are different from, and in addition to, those that apply in the US.

Management Fee. The Advisor receives a management fee from the Portfolio. Below is the actual rate paid by the Portfolio for the most recent fiscal year, as a percentage of the Portfolio’s average daily net assets.

Portfolio Name	Fee Paid
Government Cash Management Portfolio	0.07%*

* Reflecting the effects of expense limitations and/or fee waivers then in effect for the Portfolio.

From time to time, the Advisor may voluntarily waive a portion of its fees and/or reimburse certain operating expenses of the Portfolio. These voluntary waivers and/or reimbursements may be terminated at any time at the option of the Advisor.

A discussion regarding the basis for the Board’s approval of the investment management agreement for the Portfolio is contained in the most recent shareholder report for DWS Government Cash Management Fund (Institutional Shares) for the annual period ended December 31 or semi-annual period ended June 30.

The Portfolio has a separate administrative services agreement with the Advisor pursuant to which the Portfolio pays the Advisor a fee of 0.03% of the Portfolio’s average daily net assets for certain administrative services.

Multi-Manager Structure. The Advisor, subject to the approval of the Board, has ultimate responsibility to oversee any subadvisor to the Portfolio and to recommend the hiring, termination and replacement of subadvisors. The Portfolio and the Advisor have received an order from the Securities and Exchange Commission (the “SEC”) that permits the Advisor to appoint or replace certain subadvisors, to manage all or a portion of the Portfolio’s assets and enter into, amend or terminate a subadvisory agreement with certain subadvisors, in each case subject to the approval of the Portfolio’s Board but without obtaining shareholder approval (“multi-manager structure”). The multi-manager structure applies to subadvisors that are not affiliated with the Portfolio or the Advisor (“nonaffiliated subadvisors”), as well as subadvisors that are indirect or direct, wholly-owned subsidiaries of the Advisor or that are indirect or direct, wholly-owned subsidiaries of the same company that, indirectly or directly, wholly owns the Advisor (“wholly-owned subadvisors”). Pursuant to the SEC order, the Advisor, with the approval of the Portfolio’s Board, has the discretion to terminate any subadvisor and allocate and reallocate the Portfolio’s assets among any other nonaffiliated subadvisors or wholly-owned subadvisors (including terminating a nonaffiliated subadvisor and replacing it with a wholly-owned subadvisor). The Portfolio and the Advisor are subject to the conditions imposed by the SEC order, including the condition that within 90 days of hiring a new subadvisor pursuant to the multi-manager structure, the Portfolio will provide shareholders with an information statement containing information about the new subadvisor. The shareholders of the Portfolio have approved the multi-manager structure described herein.

Transfer agent. DWS Service Company (“DSC”), an affiliate of DIMA, serves as the Portfolio’s transfer agent. DSC performs the functions necessary to establish and maintain your account.

Besides setting up the account and processing your purchase and sale orders, these functions include:

▪	keeping accurate, up-to-date records for your individual account;
▪	implementing any changes you wish to make in your account information;
▪	processing your requests for cash dividends and distributions from the Portfolio; and
▪	answering your questions on the Portfolio’s investment performance or administration.

DSC delegates certain of these functions to a third party.

MANAGEMENT

A group of investment professionals is responsible for the day-to-day management of the Portfolio. These investment professionals have a broad range of experience managing money market funds.

PORTFOLIO INTERESTS

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio. Beneficial interests in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its beneficial interest as described below under Item 11 “Shareholder Information.” Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Beneficial interests in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Item 11.	Shareholder Information

Pricing Portfolio Interests

An investment in the Portfolio may be made without a sales load. All investments are made at the net value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The Portfolio is generally open for business each day the NYSE is open. The NYSE is scheduled to be closed on the following holidays: New Year’s Day, Dr. Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. The Portfolio calculates its net value (i.e., the value of the Portfolio’s portfolio instruments and any other assets less all liabilities) every business day at 4:00 p.m. and 5:00 p.m. Eastern time (each a “Valuation Time”), but sometimes earlier, as in the case of scheduled half-day trading or unscheduled suspensions of trading. Investors can place an order to buy or sell beneficial interests at any time that the Portfolio is open for business. An investor in the Portfolio may withdraw all or any portion of its investment at the net value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. In accordance with current SEC staff guidance regarding the application of Rule 2a-7(d)(4)(ii) under the 1940 Act to funds participating in a master-feeder structure, it is the policy of the Portfolio to pay redemption proceeds within one Portfolio Business Day (defined below under “Buying and Selling Portfolio Interests”) after receipt of a withdrawal request in proper form until further notice.

The proceeds of a withdrawal normally will be paid by the Portfolio in Federal funds, though the Portfolio reserves the right to pay redemptions in kind. The Portfolio typically expects to satisfy withdrawal requests by using available cash or by selling portfolio securities if available cash is not sufficient to meet withdrawals. The Portfolio may also utilize inter-fund lending, though such use is expected to be rare. The Portfolio may use any of these methods of satisfying withdrawal requests under normal or stressed market conditions. Beneficial interests in the Portfolio may not be transferred.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the Portfolio is open for business. At each Valuation Time, on each such business day, the value of each investor’s beneficial interest in the Portfolio will be determined by multiplying the net value of the Portfolio by the percentage, effective at the applicable Valuation Time, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected at the applicable Valuation Time, will then be effected. The percentage of the aggregate beneficial interests in the Portfolio held by each investor in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Portfolio as of the applicable Valuation Time, plus or minus, as the case may be, the amount of net additions to or withdrawals from such investor’s investment in the Portfolio effected at the applicable Valuation Time, and (ii) the denominator of which is the aggregate net value of the Portfolio as of the applicable Valuation Time, plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the next Valuation Time.

The Portfolio values its portfolio instruments at amortized cost, which does not take into account unrealized capital gains or losses. This initially involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

Buying and Selling Portfolio Interests

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to suspend or postpone withdrawals as permitted pursuant to Section 22(e) of the 1940 Act. Generally, those circumstances are when 1) the NYSE is closed other than customary weekend or holiday closings; 2) the SEC determines that trading on the NYSE is restricted; 3) the SEC determines that an emergency exists which makes the disposal of securities owned by the Portfolio or the fair determination of the value of the Portfolio’s net assets not reasonably practicable; or 4) the SEC, by order or rule, permits the suspension of the right of redemption.

The Portfolio may, but is not required to, accept certain types of purchase and redemption orders (not including exchanges) on days that the NYSE is closed, or beyond a NYSE early closing time (referred to as a “Limited Trading Period”) if: (a) the Federal Reserve system is open, (b) the primary trading markets for the Portfolio’s portfolio instruments are open and (c) the investment advisor believes there will be adequate liquidity in the short-term markets (a “Portfolio Business Day”).

The Portfolio and DDI reserve the right to cease accepting investments at any time or to reject any investment order.

The exclusive placement agent for the Portfolio is DDI. The principal business address of DDI is 222 South Riverside Plaza, Chicago, IL 60606. DDI receives no additional compensation for serving as exclusive placement agent for the Portfolio.

Distributions and Taxes

The Portfolio makes a daily allocation of its net investment income and realized and unrealized gains and losses from securities transactions to its investors in proportion to their investment in the Portfolio. The Portfolio is not required, and generally does not expect, to make distributions (other than distributions in redemption of Portfolio interests) to its investors.

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio, as a partnership for US federal income tax purposes, will generally not be subject to any US federal income tax. Instead, in computing its federal income tax liability, each investor will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its investors. An investor could recognize taxable income from the Portfolio in a taxable year in excess of actual non-liquidating cash distributions (if any) made by the Portfolio for that year. The determination of each investor's distributive share of the Portfolio’s ordinary income and capital gain will be made in accordance with the governing instruments of the Portfolio, as well as with the Code, the Treasury regulations promulgated thereunder, and other applicable authority. The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor, as a partner, receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the investor’s adjusted basis in its Portfolio interests immediately before the distribution. An investor that receives a liquidating cash distribution from the Portfolio generally will recognize capital gain to the extent of the difference between the proceeds received by the investor and the investor’s adjusted tax basis in its Portfolio interests; however, the investor generally will recognize ordinary income, rather than capital gain, to the extent that investor’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) and substantially appreciated inventory, if any, exceeds the investor’s share of the basis in those unrealized receivables and substantially appreciated inventory. Any loss may be recognized by an investor only if it redeems all of its Portfolio interests for cash. An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio, including on an in-kind redemption of Portfolio interests. However, certain exceptions to this general rule may apply.

The Portfolio will provide tax information on Schedule K-1 to each investor following the close of the Portfolio’s taxable year. Each investor will be responsible for keeping its own records for determining its tax basis in its Portfolio interests and for the preparation and filing of its own tax returns.

It is intended that the Portfolio’s income and assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the income and diversification requirements under Section

851(b) of the Code for qualification as a “regulated investment company,” assuming that the investor has invested all or substantially all of its assets in the Portfolio. Such investors may be required to redeem Portfolio interests in order to obtain sufficient cash to meet the distribution requirements under Section 852 of the Code for treatment as a regulated investment company and to avoid an entity-level tax.

This discussion is a general summary of certain US federal income tax consequences of investing in the Portfolio. Investors should consult their own tax advisors about the precise tax consequences of an investment in the Portfolio in light of their particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See Item 24 “Taxation of the Portfolio” in Part B of this Registration Statement for more information concerning the federal income tax consequences of investing in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them.

Short-Term Trading

Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders of each fund that invests substantially all of its assets in the Portfolio (a “feeder fund”), the Advisor does not monitor or limit short-term and excessive trading activity in the Portfolio, and, accordingly, the Board of the Portfolio has not approved any policies and procedures designed to limit this activity. However, the Portfolio reserves the right to and may reject or cancel a purchase or exchange order for any reason, including if, in the opinion of the Advisor, there appears to be a pattern of short-term and excessive trading by an investor in another DWS fund.

Item 12.	Distribution Arrangements

Organizational Structure

The Portfolio is a master fund; a master/feeder fund structure is one in which a fund (a “feeder fund”), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the “master fund”) with the same investment objective and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. The Portfolio has three affiliated DWS feeder funds and one unaffiliated feeder fund, with a significant ownership percentage of the Portfolio’s net assets. Investment activities of these feeder funds could have a material impact on the Portfolio.

Government Cash Management Portfolio (the “Portfolio”)

PART B

July 2, 2018

Item 14.	Cover Page and Table of Contents

Part A of the Registration Statement of the Portfolio dated July 2, 2018, which may be amended from time to time, provides the basic information investors should know before investing. This Part B of the Registration Statement, which is not a prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with Part A of the Registration Statement. You may request a copy of Part A of the Registration Statement or a paper copy of this Part B, if you have received it electronically, free of charge by calling the Portfolio at (800) 730-1313.

Portions of the Statement of Additional Information and the Annual Report to Shareholders of DWS Government Cash Management Fund (Institutional Shares) (formerly Deutsche Government Cash Management Fund) are incorporated herein by reference, and are hereby deemed to be part of this Part B. The Annual Report may also be obtained without charge by calling the number provided in the preceding paragraph.

TABLE OF CONTENTS

PORTFOLIO HISTORY

DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS

MANAGEMENT OF THE PORTFOLIO

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

PORTFOLIO MANAGERS

BROKERAGE ALLOCATION AND OTHER PRACTICES

CAPITAL STOCK AND OTHER SECURITIES

PURCHASE, REDEMPTION AND PRICING OF SHARES

TAXATION OF THE PORTFOLIO

UNDERWRITERS

CALCULATION OF PERFORMANCE DATA

FINANCIAL STATEMENTS

Item 15.	Portfolio History

The Portfolio was organized as a trust under the laws of the State of New York on March 26, 1990. Effective May 16, 2003, the name of the Portfolio was changed from Cash Management Portfolio to Scudder Cash Management Portfolio. Effective February 6, 2006, the Portfolio was renamed Cash Management Portfolio. Effective May 1, 2016, the Portfolio was renamed Government Cash Management Portfolio.

Item 16.	Description of the Portfolio and Its Investments and Risks

INVESTMENT RESTRICTIONS

Except as otherwise indicated, the Portfolio’s investment objective and policies are not fundamental and may be changed without a vote of shareholders. There can be no assurance that the Portfolio’s investment objective will be met.

Any investment restrictions herein which involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by, the Portfolio, except as described below with respect to asset coverage for Portfolio borrowings.

The Portfolio is a no-load, open-end management investment company and has elected to be classified as diversified under the Investment Company Act of 1940, as amended (the “1940 Act”). A diversified fund may not, with respect to 75% of total assets, invest more than 5% of total assets in the securities of a single issuer (other than cash and cash items, US government securities or securities of other investment companies) or invest in more than 10% of the outstanding voting securities of such issuer. The Portfolio’s election to be classified as diversified under the 1940 Act may not be changed without the vote of a majority of the outstanding voting securities (as defined herein) of the Portfolio. The Portfolio is also subject to additional diversification requirements imposed by Rule 2a-7 under the 1940 Act.

The following fundamental policies may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio which, under the 1940 Act and the rules thereunder and as used in this Part B, means the lesser of (1) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio.

As a matter of fundamental policy, the Portfolio may not do any of the following:

(1)	borrow money, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(2)	issue senior securities, except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(3)	purchase or sell commodities, except as permitted by the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(4)	engage in the business of underwriting securities issued by others, except to the extent that the Portfolio may be deemed to be an underwriter in connection with the disposition of portfolio securities.

(5)	purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Portfolio reserves freedom of action to hold and to sell real estate acquired as a result of the Portfolio’s ownership of securities.

(6)	make loans except as permitted under the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(7)	concentrate its investments in a particular industry, as that term is used in the 1940 Act, as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The following is intended to help investors better understand the meaning of the Portfolio’s fundamental policies by briefly describing limitations, if any, imposed by the 1940 Act. References to the 1940 Act below may encompass rules, regulations or orders issued by the SEC and, to the extent deemed appropriate by the Portfolio, interpretations and guidance provided by the SEC staff. These descriptions are intended as brief summaries of such limitations as of the date of this Part B; they are not comprehensive and they are qualified in all cases by reference to the 1940 Act (including any rules, regulations or orders issued by the SEC and any relevant interpretations and guidance provided by the SEC staff). These descriptions are subject to change based on evolving guidance by the appropriate regulatory authority and are not part of the Portfolio’s fundamental policies.

The 1940 Act generally permits the Portfolio to borrow money in amounts of up to 33 1⁄3% of its total assets from banks for any purpose. The 1940 Act requires that after any borrowing from a bank, the Portfolio shall maintain an asset coverage of at least 300% for all of the Portfolio’s borrowings, and, in the event that such asset coverage shall at any time fall below 300%, the Portfolio must, within three days thereafter (not including Sundays and holidays), reduce the amount of its borrowings to an extent that the asset coverage of all of the Portfolio’s borrowings shall be at least 300%. In addition, the Portfolio may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed).

Under the 1940 Act, a senior security does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Portfolio at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The SEC and/or its staff has indicated that certain investment practices may raise senior security issues unless the Portfolio takes appropriate steps to segregate assets against, or cover, its obligations. The Portfolio is permitted to engage in the investment practices described in Part A and Part B of this Registration Statement.

At present, the 1940 Act does not set forth a maximum percentage of the Portfolio’s assets that may be invested in commodities.

Under the 1940 Act, the Portfolio generally may not lend portfolio securities representing more than one-third of its total asset value (including the value of collateral received for loans of portfolio securities).

The SEC staff currently interprets concentration to mean investing more than 25% of the Portfolio’s assets in a particular industry or group of industries (excluding US government securities).

Other Investment Policies. The Board has adopted certain additional non-fundamental policies and restrictions which are observed in the conduct of the Portfolio’s affairs. They differ from fundamental investment policies in that they may be changed or amended by action of the Board without requiring prior notice to, or approval of, the shareholders.

As a matter of non-fundamental policy:

(1)	the Portfolio may not acquire securities of other investment companies, except as permitted by the 1940 Act and the rules, regulations and any applicable exemptive order issued thereunder.

(2)	the Portfolio may not lend portfolio securities.

(3)	the Portfolio will enter into when-issued or delayed delivery transactions for the purpose of acquiring securities and not for the purpose of leverage.

(4)	the Portfolio may only use banks which, in the opinion of the Advisor, are of investment quality comparable to other permitted investments of the Portfolio for letter of credit backed investments.

INVESTMENTS, PRACTICES AND TECHNIQUES, AND RISKS

Below is a list of the investments, practices and techniques, and risks which the Portfolio may employ (or be subject to) in pursuing its investment objective.

Asset Segregation	Obligations of Banks and Other Financial Institutions
Borrowing	Repurchase Agreements

Commodity Pool Operator Exclusion	Reverse Repurchase Agreements
Credit Enhancement	Special Information Concerning Master-Feeder Fund Structure
Fixed Income Securities	Stand-by Commitments
Illiquid Securities	Third Party Puts
Impact of Large Redemptions and Purchases of Fund Shares	US Government Securities
Interfund Borrowing and Lending Program	Variable and Floating Rate Instruments
Investment Companies and Other Pooled Investment Vehicles	When-Issued and Delayed-Delivery Securities
Mortgage-Backed Securities	Yields and Ratings

A further description of each of these investments, practices and techniques, and risks is incorporated by reference to the specific descriptions of these investments, practices and techniques, and risks in the section entitled “Part II: Appendix II-G — Investments, Practices and Techniques, and Risks” in the Statement of Additional Information for Deutsche Money Market Trust (renamed Deutsche DWS Money Market Trust effective July 2, 2018) — Deutsche Government Cash Management Fund (Institutional Shares) (renamed DWS Government Cash Management Fund effective July 2, 2018) filed with the SEC in Post-Effective Amendment No. 82 on April 27, 2018 (File Nos. 002-78122 and 811-03495).

PORTFOLIO HOLDINGS INFORMATION

In addition to the public disclosure of the Portfolio’s holdings through required SEC quarterly filings (and monthly filings for money market funds), the Portfolio may make its portfolio holdings information publicly available on the DWS funds’ Web site as described in Part A of this Registration Statement. The Portfolio does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Portfolio.

The Portfolio’s procedures permit non-public portfolio holdings information to be shared with DWS and its affiliates, subadvisors, if any, administrators, sub-administrators, fund accountants, custodians, sub-custodians, independent registered public accounting firms, attorneys, officers and trustees/directors and each of their respective affiliates and advisers who require access to this information to fulfill their duties to the Portfolio and are subject to the duties of confidentiality, including the duty not to trade on non-public information, imposed by law or contract, or by the Portfolio’s procedures. This non-public information may also be disclosed, subject to the requirements described below, to certain third parties, such as securities lending agents, financial printers, proxy voting firms, mutual fund analysts, rating and tracking agencies, and, on an ad hoc basis, transition managers, to shareholders in connection with in-kind redemptions or, in connection with investing in underlying funds, subadvisors to DWS funds of funds (“Authorized Third Parties”).

Prior to any disclosure of the Portfolio’s non-public portfolio holdings information to Authorized Third Parties, a person authorized by the Board must make a good faith determination in light of the facts then known that the Portfolio has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Portfolio, and that the recipient assents or otherwise has a duty to keep the information confidential and to not trade based on the information received while the information remains non-public and that the disclosure would be in compliance with all applicable laws and DWS’s and a subadvisor’s fiduciary duties to the Portfolio. No compensation is received by the Portfolio or DWS for disclosing non-public holdings information. Periodic reports regarding these procedures will be provided to the Board.

Portfolio holdings information distributed by the trading desks of DWS or a subadvisor for the purpose of facilitating efficient trading of such securities and receipt of relevant research is not subject to the foregoing requirements. Non-public portfolio holding information does not include portfolio characteristics (other than holdings or subsets of holdings) about the Portfolio and information derived therefrom, including, but not limited to, how the Portfolios investments are divided among various sectors, industries, countries, value and growth stocks, bonds, small, mid and large cap stocks, currencies and cash, types of bonds, bond maturities, duration, bond coupons and bond credit quality ratings, alpha, beta, tracking error, default rate, portfolio turnover, and risk and style characteristics so long as the identity of the Portfolio’s holdings could not be derived from such information.

Registered investment companies that are subadvised by DWS may be subject to different portfolio holdings disclosure policies, and neither DWS nor the Board exercise control over such policies. In addition, separate account clients of DWS have access to their portfolio holdings and are not subject to the Portfolio’s portfolio holdings disclosure policy. The portfolio holdings of some of the funds subadvised by DWS and some of the separate accounts managed by DWS may substantially overlap with the portfolio holdings of the Portfolio.

DWS also manages certain unregistered commingled trusts, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Portfolio. These trusts are not subject to the Portfolio’s portfolio holdings disclosure policy. To the extent that investors in these commingled trusts may receive portfolio holdings information of their trust on a different basis from that on which the Portfolio’s holdings information is made public, DWS has implemented procedures reasonably designed to encourage such investors to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.

In addition, DWS may, from time to time, provide model portfolios to third party sponsors of model portfolio programs, which model portfolios may substantially overlap with the portfolio holdings of the Portfolio. These model portfolios are not subject to the Portfolio’s portfolio holdings disclosure policy. DWS has adopted procedures that require such third party sponsors to agree in writing to keep the model portfolio information confidential and to limit their use of the information to implementing their respective model portfolio programs.

There is no assurance that the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information will protect the Portfolio from the potential misuse of portfolio holdings information by those in possession of that information.

Item 17.	Management of the Portfolio

BOARD MEMBERS AND OFFICERS

Identification and Background

The following table presents certain information regarding the Board Members of the Portfolio. Each Board Member’s year of birth is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Board Member has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Board Member that is not an “interested person” (as defined in the 1940 Act) of the Portfolio or the Advisor (each, an “Independent Board Member”) is Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600. The term of office for each Board Member is until the election and qualification of a successor, or until such Board Member sooner dies, resigns, is removed or as otherwise provided in the governing documents of the Portfolio. Because the Portfolio does not hold an annual meeting of shareholders, each Board Member will hold office for an indeterminate period.

Independent Board Members

Name, Year of Birth, Position with the Portfolio and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years	Number of Funds in DWS Fund Complex Overseen	Other Directorships Held by Board Member
Keith R. Fox, CFA (1954) Chairperson since 2017,	Managing General Partner, Exeter Capital Partners (a series of private investment funds) (since 1986); Directorships: Progressive International Corporation	86	-

and Board Member since 1996	(kitchen goods importer and distributor); The Kennel Shop (retailer); former Chairman, National Association of Small Business Investment Companies; former Directorships: BoxTop Media Inc. (advertising); Sun Capital Advisers Trust (mutual funds) (2011-2012)
John W. Ballantine (1946) Board Member since 1999	Retired; formerly: Executive Vice President and Chief Risk Management Officer, First Chicago NBD Corporation/The First National Bank of Chicago (1996-1998); Executive Vice President and Head of International Banking (1995-1996); former Directorships: Director and Chairman of the Board, Healthways Inc.(2) (population well-being and wellness services) (2003-2014); Stockwell Capital Investments PLC (private equity); Enron Corporation; FNB Corporation; Tokheim Corporation; First Oak Brook Bancshares, Inc. and Oak Brook Bank; Prisma Energy International. Not-for-Profit Director/Trustee: Palm Beach Civic Assn.; Public Radio International; Window to the World Communications (public media); Harris Theater for Music and Dance (Chicago)	86	Portland General Electric(2) (utility company) (2003-present)
Henry P. Becton, Jr. (1943) Board Member since 1990	Vice Chair and former President, WGBH Educational Foundation. Directorships: Public Radio International; Public Radio Exchange (PRX); The Pew Charitable Trusts (charitable organization); Massachusetts Humane Society; American Documentary, Inc. (public media); Overseer of the New England Conservatory; former Directorships: Becton Dickinson and Company(2) (medical technology company); Belo Corporation(2) (media company); The PBS Foundation; Association of Public Television Stations; Boston Museum of Science; American Public Television; Concord Academy; New England Aquarium; Mass. Corporation for Educational Telecommunications; Committee for Economic Development; Public Broadcasting Service; Connecticut College; North Bennett Street School (Boston)	86	-
Dawn-Marie Driscoll (1946) Board Member since 1987	Emeritus Executive Fellow, Center for Business Ethics, Bentley University; formerly: President, Driscoll Associates (consulting firm); Partner, Palmer & Dodge (law firm) (1988-1990); Vice President of Corporate Affairs and General Counsel, Filene’s (retail) (1978-1988); Directorships: Advisory Board, Center for Business Ethics, Bentley University; Trustee and former Chairman of the Board, Southwest Florida Community Foundation (charitable organization); former Directorships: ICI Mutual Insurance Company (2007-2015); Sun Capital Advisers Trust (mutual funds) (2007-2012); Investment Company Institute (audit, executive, nominating committees) and Independent Directors Council (governance, executive committees)	86	-
Paul K. Freeman (1950) Board Member since 1993	Consultant, World Bank/Inter-American Development Bank; Independent Directors Council (former chair); Investment Company Institute (executive committee); Adjunct Professor, University of Denver Law School (2017-present); formerly: Chairman of Education Committee of Independent Directors Council; Project Leader, International Institute for Applied Systems	86	-

	Analysis (1998-2001); Chief Executive Officer, The Eric Group, Inc. (environmental insurance) (1986-1998); Directorships: Knoebel Institute for Healthy Aging, University of Denver (2017-present); former Directorships: Prisma Energy International; Denver Zoo Foundation (2012-2018)
Richard J. Herring (1946) Board Member since 1990	Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania (since July 1972); Co-Director, Wharton Financial Institutions Center; formerly: Vice Dean and Director, Wharton Undergraduate Division (July 1995-June 2000); Director, Lauder Institute of International Management Studies (July 2000-June 2006)	86	Director, Aberdeen Singapore and Japan Funds (since 2007), Independent Director of Barclays Bank Delaware (since September 2010)
William McClayton (1944) Board Member since 2004	Private equity investor (since October 2009); previously: Managing Director, Diamond Management & Technology Consultants, Inc. (global consulting firm) (2001-2009); Directorship: Board of Managers, YMCA of Metropolitan Chicago; formerly: Senior Partner, Arthur Andersen LLP (accounting) (1966-2001); Trustee, Ravinia Festival	86	-
Rebecca W. Rimel (1951) Board Member since 1995	President, Chief Executive Officer and Director, The Pew Charitable Trusts (charitable organization) (1994-present); formerly: Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983-2004); Board Member, Investor Education (charitable organization) (2004-2005); Trustee, Executive Committee, Philadelphia Chamber of Commerce (2001-2007); Director, Viasys Health Care(2) (January 2007-June 2007); Trustee, Thomas Jefferson Foundation (charitable organization) (1994-2012)	86	Director, Becton Dickinson and Company(2) (medical technology company) (2012-present); Director, BioTelemetry Inc.(2) (healthcare) (2009-present)
William N. Searcy, Jr. (1946) Board Member since 1993	Private investor since October 2003; formerly: Pension & Savings Trust Officer, Sprint Corporation(2) (telecommunications) (November 1989-September 2003); Trustee, Sun Capital Advisers Trust (mutual funds) (1998-2012)	86	-
Jean Gleason Stromberg (1943) Board Member since 1997	Retired; formerly: Consultant (1997-2001); Director, Financial Markets US Government Accountability Office (1996-1997); Partner, Norton Rose Fulbright, L.L.P. (law firm) (1978-1996); former Directorships: The William and Flora Hewlett Foundation (charitable organization) (2000-2015); Service Source, Inc. (nonprofit), Mutual Fund Directors Forum (2002-2004), American Bar Retirement Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996)	86	-

Retirement Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996)

Officers(4)

Name, Year of Birth, Position with the Portfolio and Length of Time Served(5)	Business Experience and Directorships During the Past 5 Years
Hepsen Uzcan(6)(9) (1974) President and Chief Executive Officer, 2017-present Assistant Secretary, 2013-present	Managing Director(3), DWS; Secretary and Managing Director(3), DWS USA Corporation (since March 2018); Assistant Secretary, DWS Distributors, Inc. (since June 25, 2018); Director and Vice President, DWS Service Company (since June 25, 2018); Assistant Secretary, DWS Investment Management Americas, Inc. (since June 25, 2018); and Director and President, DB Investment Managers, Inc. (since June 25, 2018); formerly: Vice President for the Deutsche funds (2016-2017)
John Millette(8) (1962) Vice President and Secretary, 1999-present	Director(3), DWS; Chief Legal Officer, DWS Investment Management Americas, Inc. (2015-present); and Director and Vice President, DWS Trust Company (2016-present); formerly: Secretary, Deutsche Investment Management Americas Inc. (2015-2017)
Paul H. Schubert(6) (1963) Chief Financial Officer, 2004-present Treasurer, 2005-present	Managing Director(3), DWS; formerly: Director and President, DB Investment Managers, Inc. (2017-2018); Director, DWS Service Company (2017-2018); Vice President, DWS Distributors, Inc. (2016-2018); Chairman, Director and President, Deutsche AM Trust Company (2013-2018); and Director, Deutsche AM Trust Company (2004 - 2013)
Caroline Pearson(8) (1962) Chief Legal Officer, 2010-present	Managing Director(3), DWS; formerly: Secretary, Deutsche AM Distributors, Inc. (2002-2017); and Secretary, Deutsche AM Service Company (2010-2017)
Scott D. Hogan(8) (1970) Chief Compliance Officer, 2016-present	Director(3), DWS
Wayne Salit(7) (1967) Anti-Money Laundering Compliance Officer, 2014-present	Director(3), Deutsche Bank; and AML Officer, DWS Trust Company; formerly: Managing Director, AML Compliance Officer at BNY Mellon (2011-2014); and Director, AML Compliance Officer at Deutsche Bank (2004-2011)
Sheila Cadogan(8) (1966) Assistant Treasurer, 2017-present	Director(3), DWS; Director and Vice President, DWS Trust Company (since 2018)
Paul Antosca(8) (1957) Assistant Treasurer, 2007-present	Director(3), DWS
Diane Kenneally(8) (1966) Assistant Treasurer, 2007-present	Director(3), DWS

(1)       The length of time served represents the year in which the Board Member joined the board of one or more DWS funds currently overseen by the Board.

(2)       A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(3)       Executive title, not a board directorship.

(4)       As a result of their respective positions held with the Advisor or its affiliates, these individuals are considered “interested persons” of the Advisor within the meaning of the 1940 Act. Interested persons receive no compensation from the Portfolio.

(5)       The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.

(6)       Address: 345 Park Avenue, New York, New York 10154.

(7)       Address: 60 Wall Street, New York, New York 10005.

(8)       Address: One International Place, Boston, Massachusetts 02110.

(9)       Appointed President and Chief Executive Officer effective December 1, 2017.

Certain officers hold similar positions for other investment companies for which DIMA or an affiliate serves as the Advisor.

Officer’s Role with Placement Agent: DWS Distributors, Inc.

Hepsen Uzcan, Vice President.

                Board Member Qualifications

The Nominating and Governance Committee is responsible for recommending proposed nominees for election to the full Board for its approval. In recommending the election of the current Board Members, the Committee generally considered the educational, business and professional experience of each Board Member in determining his or her qualifications to serve as a Board Member, including the Board Member's record of service as a director or trustee of public and private organizations. In the case of most Board Members, this included their many years of previous service as a trustee of certain of the DWS funds. This previous service has provided these Board Members with a valuable understanding of the history of the DWS funds and the DIMA organization and has also served to demonstrate their high level of diligence and commitment to the interests of fund shareholders and their ability to work effectively and collegially with other members of the Board. The Committee also considered, among other factors, the particular attributes described below with respect to the various individual Board Members:

John W. Ballantine — Mr. Ballantine’s experience in banking, financial risk management and investments acquired in the course of his service as a senior executive of a major US bank.

Henry P. Becton, Jr. — Mr. Becto’s professional training and experience as an attorney, his experience as the chief executive officer of a major public media company and his experience as lead director of two NYSE companies, including his service at various times as the chair of the audit, compensation and nominating committees of one or both of such boards.

Dawn-Marie Driscoll — Ms. Driscoll’s professional training and experience as an attorney, her expertise as a consultant, professor and author on the subject of business ethics, her service as a member of the executive committee of the Independent Directors Council of the Investment Company Institute and her experience as a director of an insurance company serving the mutual fund industry.

Keith R. Fox — Mr. Fox’s experience as the chairman and a director of various private operating companies and investment partnerships and his experience as a director and audit committee member of several public companies. In addition, he holds the Chartered Financial Analyst designation.

Paul K. Freeman — Dr. Freeman’s professional training and experience as an attorney and an economist, his experience as the founder and chief executive officer of an insurance company, his experience as a senior executive and consultant for various companies focusing on matters relating to risk management and his service on the Independent Directors Council of the Investment Company Institute.

Richard J. Herring — Mr. Herring’s experience as a professor of finance at a leading business school and his service as an advisor to various professional and governmental organizations.

William McClayton — Mr. McClayton’s professional training and experience in public accounting, including his service as a senior partner of a major public accounting firm focusing on financial markets companies and his service as a senior executive of a public management consulting firm.

Rebecca W. Rimel — Ms. Rimel’s experience on a broad range of public policy issues acquired during her service as the executive director of a major public charity and her experience as a director of several public companies.

William N. Searcy, Jr. — Mr. Searcy’s experience as an investment officer for various major public company retirement plans, which included evaluation of unaffiliated investment advisers and supervision of various administrative and accounting functions.

Jean Gleason Stromberg — Ms. Stromberg’s professional training and experience as an attorney specializing in federal securities law, her service in a senior position with the SEC and the US Government Accountability Office and her experience as a director and audit committee member of several major non-profit organizations.

BOARD COMMITTEES AND MEETINGS

Information Concerning Committees and Meetings of the Board

The Board oversees the operations of the DWS funds and meets periodically to oversee fund activities, and to review fund performance and contractual arrangements with fund service providers. The Board met 5 times during the most recently completed calendar year.

Board Leadership Structure

A fund’s Board is responsible for the general oversight of a fund’s affairs and for assuring that the fund is managed in the best interests of its shareholders. The Board regularly reviews a fund’s investment performance as well as the quality of other services provided to a fund and its shareholders by DIMA and its affiliates, including administration and shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by a fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by a fund’s auditors, independent counsel and other experts, as appropriate, selected by and responsible to the Board.

Independent Board Members are not considered “interested persons” (as defined in the 1940 Act) of the fund or its investment adviser. These Independent Board Members must vote separately to approve all financial arrangements and other agreements with a fund’s investment adviser and other affiliated parties. The role of the Independent Board Members has been characterized as that of a “watchdog” charged with oversight to protect shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. A fund’s Independent Board Members meet regularly as a group in executive session without representatives of the Advisor present. An Independent Board Member currently serves as chairman of the Board.

Taking into account the number, diversity and complexity of the funds overseen by the Board Members and the aggregate amount of assets under management in the DWS funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and/or enabling resolutions, and take actions on those matters and/or make recommendations to the Board, as appropriate. Each committee may utilize the resources of counsel and auditors as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Nominating and Governance Committee. The membership and chair of each committee consist exclusively of Independent Board Members.

The Board has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of a fund’s affairs. While risk management is the primary responsibility of the Advisor, the Board regularly receives reports regarding investment risks and compliance risks. The Board’s committee structure allows separate committees to focus on different aspects of these risks and their potential impact on some or all of the DWS funds and to discuss with the Advisor how it monitors and controls such risks.

Board Committees. The Board has established the following standing committees: Audit Committee and Valuation Sub-Committee, Nominating and Governance Committee, Contract Committee, Investment Oversight Committee, Operations Committee and Dividend Committee.

Name of Committee	Number of Meetings in Last Calendar Year	Functions	Current Members
AUDIT COMMITTEE	6	Assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements, (2) a fund’s accounting and financial reporting policies and procedures, (3) a fund’s compliance with legal and regulatory requirements related to accounting and financial reporting, (4) valuation of fund assets and securities and (5) the qualifications, independence and performance of the independent registered public accounting firm for a fund. Oversees the valuation of a fund’s securities and other assets and determines, as needed, the fair value of fund securities or other assets under certain circumstances as described in the Valuation Procedures. The Audit Committee has appointed a Valuation Sub-Committee, which may make determinations of fair value required when the Audit Committee is not in session. The current members of the Valuation Sub-Committee are Paul K. Freeman, Richard J. Herring, John W. Ballantine (Alternate), Henry P. Becton, Jr. (Alternate) and William McClayton (Alternate). The Audit Committee also approves and recommends to the Board the appointment, retention or termination of the independent registered public accounting firm for a fund, reviews the scope of audit and internal controls, considers and reports to the	Paul K. Freeman (Chair), William McClayton (Vice Chair), John W. Ballantine, Henry P. Becton, Jr. and Richard J. Herring

		Board on matters relating to a fund’s accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate.
NOMINATING AND GOVERNANCE COMMITTEE	5	Recommends individuals for membership on the Board, nominates officers, Board and committee chairs, vice chairs and committee members, and oversees the operations of the Board. The Nominating and Governance Committee has not established specific, minimum qualifications that must be met by an individual to be considered by the Nominating and Governance Committee for nomination as a Board Member. The Nominating and Governance Committee may take into account a wide variety of factors in considering Board Member candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities to the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise, (v) an assessment of the candidate's ability, judgment and expertise, and (vi) the current composition of the Board. The Committee generally believes that the Board benefits from diversity of background, experience and views among its members, and considers this as a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. The Nominating and Governance Committee reviews recommendations by shareholders for candidates for Board positions on the same basis as candidates recommended by other sources. Shareholders may recommend candidates for Board positions by forwarding their correspondence by US mail or courier service to Keith R. Fox, DWS Funds Board Chair, c/o Thomas R. Hiller, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600.	Rebecca W. Rimel (Chair), Henry P. Becton, Jr. (Vice Chair) and William McClayton
CONTRACT COMMITTEE	6	Reviews at least annually, (a) a fund’s financial arrangements with DIMA and its affiliates, and (b) a fund’s expense ratios.	John W. Ballantine (Chair), Dawn-Marie Driscoll (Vice Chair), Paul K. Freeman, Richard J. Herring, William N. Searcy, Jr. and Jean Gleason Stromberg
INVESTMENT OVERSIGHT COMMITTEE	5	Reviews the investment operations of a fund.	William McClayton (Chair), Richard J. Herring (Vice Chair), John W. Ballantine, Henry P. Becton, Jr., Dawn-Marie Driscoll, Paul K. Freeman,

			Rebecca W. Rimel, William N. Searcy, Jr. and Jean Gleason Stromberg
OPERATIONS COMMITTEE	5	Reviews the administrative operations and general compliance matters of the funds. Reviews administrative matters related to the operations of the funds, policies and procedures relating to portfolio transactions, custody arrangements, fidelity bond and insurance arrangements and such other tasks as the full Board deems necessary or appropriate.	William N. Searcy, Jr. (Chair), Jean Gleason Stromberg (Vice Chair), Dawn-Marie Driscoll and Rebecca W. Rimel
DIVIDEND COMMITTEE	1	Authorizes dividends and other distributions for those funds that are organized as Maryland corporations or as series of a Maryland corporation. The Committee meets on an as-needed basis. The Committee applies only to the following corporations: Deutsche DWS Global/International Fund, Inc., Deutsche DWS International Fund, Inc. and Deutsche DWS Value Series, Inc.	Keith R. Fox, Dawn-Marie Driscoll, John W. Ballantine (Alternate), Henry P. Becton, Jr. (Alternate), Paul K. Freeman (Alternate), Richard J. Herring (Alternate), William McClayton (Alternate), Rebecca W. Rimel (Alternate), William N. Searcy, Jr. (Alternate) and Jean Gleason Stromberg (Alternate)

Ad Hoc Committees. In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

BOARD MEMBER OWNERSHIP AND CONTROL PERSONS

Board Member Ownership in the Portfolio

Because the Portfolio is a “master portfolio” held by other feeder funds, the Board Members cannot directly invest in the Portfolio. The following table shows the dollar range of equity securities beneficially owned by each current Board Member in DWS funds as of December 31, 2017.

Aggregate Dollar Range of Beneficial Ownership(1)

Funds Overseen by Board Member in the DWS Funds
Independent Board Member:
John W. Ballantine	Over $100,000
Henry P. Becton, Jr.	Over $100,000
Dawn-Marie Driscoll	Over $100,000
Keith R. Fox	Over $100,000
Paul K. Freeman	Over $100,000
Richard J. Herring	Over $100,000
William McClayton	Over $100,000
Rebecca W. Rimel	Over $100,000
William N. Searcy, Jr.	Over $100,000
Jean Gleason Stromberg	Over $100,000

(1)	The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

  Ownership in Securities of the Advisor and Related Companies

As reported to the Portfolio, the information in the table below reflects ownership by the current Independent Board Members and their immediate family members of certain securities as of December 31, 2017. An immediate family member can be a spouse, children residing in the same household, including step and adoptive children, and any dependents. The securities represent ownership in the Advisor or DWS Distributors, Inc. (“DDI”) and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisor or DDI (including Deutsche Bank AG and DWS Group GmbH & Co. KGaA).

Independent Board Member	Owner and Relationship to Board Member	Company	Title of Class	Value of Securities on an Aggregate Basis	Percent of Class on an Aggregate Basis
John W. Ballantine		None
Henry P. Becton, Jr.		None
Dawn-Marie Driscoll		None
Keith R. Fox		None
Paul K. Freeman		None
Richard J. Herring		None
William McClayton		None
Rebecca W. Rimel		None
William N. Searcy, Jr.		None
Jean Gleason Stromberg		None

Board Member Compensation

Each Independent Board Member receives compensation from the Portfolio for his or her services, which includes retainer fees and specified amounts for various committee services and for the Board Chairperson and Vice Chairperson. No additional compensation is paid to any Independent Board Member for travel time to meetings, attendance at directors’ educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences or service on special fund industry director task forces or subcommittees. Independent Board Members do not receive any employee benefits such as pension or retirement benefits or health insurance from the Portfolio or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of DWS or its affiliates receive no direct compensation from the Portfolio, although they are compensated as employees of DWS, or its affiliates, and as a result may be deemed to participate in fees paid by the Portfolio. The following tables show, for each current Independent Board Member, compensation from the Portfolio during its most recently completed fiscal year, and aggregate compensation from all of the funds in the DWS fund complex during calendar year 2017.

Aggregate Compensation from the Portfolio

Board Member	Government Cash Management Portfolio
Independent Board Member:
John W. Ballantine	$46,541
Henry P. Becton, Jr.	$42,400
Dawn-Marie Driscoll	$42,400
Keith R. Fox	$58,963
Paul K. Freeman	$46,541
Richard J. Herring	$42,400
William McClayton	$46,541
Rebecca W. Rimel	$46,541
William N. Searcy, Jr.	$46,541
Jean Gleason Stromberg	$42,400

Total Compensation from DWS Fund Complex

Board Member	Total Compensation from the Portfolio and DWS Fund Complex(1)
Independent Board Member:
John W. Ballantine(3)	$300,000
Henry P. Becton, Jr.	$275,000
Dawn-Marie Driscoll	$275,000
Keith R. Fox(2)	$375,000
Paul K. Freeman(3)	$300,000
Richard J. Herring	$275,000
William McClayton(3)	$300,000
Rebecca W. Rimel(3)	$300,000
William N. Searcy, Jr.(3)	$300,000
Jean Gleason Stromberg	$275,000
(1)	For each Independent Board Member, total compensation from the DWS fund complex represents compensation from 89 funds as of December 31, 2017.
(2)	Includes $100,000 in annual retainer fees received by Mr. Fox as Chairperson of DWS funds.
(3)	Includes $25,000 in annual retainer fees for serving as Chairperson of a Board committee.

CODES OF ETHICS

The Portfolio, the Advisor, and the Portfolio’s exclusive placement agent have adopted codes of ethics under Rule 17j-1 under the 1940 Act. Board Members, officers of the Portfolio and employees of the Advisor and exclusive placement agent are permitted to make personal securities transactions, including transactions in securities that may be purchased or held by the Portfolio, subject to requirements and restrictions set forth in the applicable Code of Ethics. The Advisor’s Code of Ethics contains provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Among other things, the Advisor’s Code of Ethics prohibits certain types of transactions absent prior approval, imposes time periods during which personal transactions may not be made in certain securities, and requires the submission of duplicate broker confirmations and quarterly reporting of securities transactions. Additional restrictions apply to portfolio managers, traders, research analysts and others involved in the investment advisory process. Exceptions to these and other provisions of the Advisor’s Codes of Ethics may be granted in particular circumstances after review by appropriate personnel.

PROXY VOTING POLICY AND GUIDELINES

The Portfolio has delegated proxy voting responsibilities to the Advisor, subject to the Board’s general oversight. The Portfolio has delegated proxy voting to the Advisor with the direction that proxies should be voted consistent with the Portfolio’s best economic interests. The Advisor has adopted its own Proxy Voting Policy and Guidelines (“Policy”) for this purpose. The Policy addresses, among other things, conflicts of interest that may arise between the interests of the Portfolio, and the interests of the Advisor and its affiliates, including the Portfolio’s exclusive placement agent. The Policy is incorporated by reference to the section entitled “Part II: Appendix II-I — Proxy Voting Policy and Guidelines” in the Statement of Additional Information for Deutsche Money Market Trust (renamed Deutsche DWS Money Market Trust effective July 2, 2018)— Deutsche Government Cash Management Fund (Institutional Shares) (renamed DWS Government Cash Management Fund effective July 2, 2018), filed with the SEC in Post-Effective Amendment No. 82 on April 27, 2018 (File Nos. 002-78122 and 811-03495).

You may obtain information about how the Portfolio voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the SEC’s Web site at www.sec.gov or by visiting our Web site at dws.com/en-us/resources/proxy-voting.

Item 18.	Control Persons and Principal Holders of Securities

As of June 8, 2018, Deutsche Government Money Market Series (renamed DWS Government Money Market Series effective July 2, 2018), Deutsche Government Cash Management Fund (renamed DWS Government Cash Management Fund effective July 2, 2018) and Deutsche Government Cash Reserves Fund Institutional (renamed DWS Government Cash Reserves Fund Institutional effective July 2, 2018), each a series of Deutsche Money Market Trust (renamed Deutsche DWS Money Market Trust effective July 2, 2018),, owned approximately 85%, 10% and 3%, respectively, of the value of the outstanding interests in the Portfolio, and Government Money Market ProFund, a series of ProFunds, owned approximately 2% of the value of the outstanding interests in the Portfolio (each of the foregoing series, a “Feeder Fund” and collectively, the “Feeder Funds”). At the level of ownership indicated, DWS Government Money Market Series would be able to determine the outcome of most issues that are submitted to investors to vote upon. Deutsche DWS Money Market Trust is a Massachusetts business trust with principal executive offices at 345 Park Avenue, New York, NY 10154. ProFunds is a Delaware statutory trust with principal executive offices at 7501 Wisconsin Avenue, Suite 1000E, Bethesda, MD 20814.

Each Feeder Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will cast its votes as instructed by the Feeder Fund’s shareholders. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

Item 19.	Investment Advisory and Other Services

MANAGEMENT OF THE PORTFOLIO

Investment Advisor. DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the Portfolio. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the Portfolio and conducts research that leads to these purchase and sale decisions. Deutsche Bank AG reorganized its asset management division, Deutsche Asset Management, into a separate financial services firm, DWS Group GmbH & Co. KGaA (“DWS Group”). DWS Group is now a separate, publicly-listed financial services firm that is an indirect, majority-owned subsidiary of Deutsche Bank AG. The Advisor is an indirect, wholly-owned subsidiary of DWS Group. The Advisor and its predecessors have more than 90 years of experience managing mutual funds and provide a full range of global investment advisory services to institutional and retail clients. Pursuant to an Investment Management Agreement with the Portfolio, DIMA receives a fee for its services at the rate set forth below in the section entitled “Fee payable to DIMA for investment management services.”

DWS Name. Under a separate agreement, Deutsche Asset Management Investment GmbH has granted a license to DWS Group GmbH & Co. KGaA which permits the Funds to utilize the “DWS” trademark.

Placement Agent. Pursuant to an Exclusive Placement Agent Agreement with the Portfolio, DDI, 222 South Riverside Plaza, Chicago, IL 60606, an affiliate of the Advisor, serves as Exclusive Placement Agent for the Portfolio.

Administrator. DIMA serves as the Portfolio’s administrator pursuant to an Administrative Services Agreement. For its services under the Administrative Services Agreement, the Administrator receives a fee at the rate set forth below in the section entitled “Fee payable to DIMA for administrative services.” The Administrator will pay Accounting Agency fees out of the Administrative Services fee.

Transfer Agent and Shareholder Service Agent. DWS Service Company (“DSC”), 222 South Riverside Plaza, Chicago, Il 60606, an affiliate of the Advisor, is the Portfolio’s transfer agent, dividend-paying agent and shareholder service agent pursuant to a transfer agency and service agreement (“Transfer Agency and Service Agreement”). Pursuant to a sub-transfer agency agreement between DSC and DST Systems, Inc. (“DST”), DSC has delegated certain transfer agent, dividend paying agent and shareholder servicing agent functions to DST. The costs and expenses of such delegation are borne by DSC, not by the Portfolio. The Portfolio does not pay a fee to DSC for services provided pursuant to the Transfer Agency and Service Agreement.

Custodian. State Street Bank and Trust Company (the “Custodian”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Portfolio’s custodian pursuant to a custody agreement with the Portfolio (“Custody Agreement”). Under the Custody Agreement with the Portfolio, the Custodian (i) maintains separate accounts in the name of the Portfolio, (ii) holds and transfers portfolio securities on account of the Portfolio, (iii) accepts receipts and makes disbursements of money on behalf of the Portfolio, and (iv) collects and receives all income and other payments and distributions on account of the Portfolio’s portfolio securities. The Custodian has entered into agreements with foreign subcustodians approved by the Board pursuant to Rule 17f-5 under the 1940 Act.

In some instances, the Custodian may use Deutsche Bank AG or its affiliates, as subcustodian (“DB Subcustodian”) in certain countries. To the extent a fund holds any securities in the countries in which the Custodian uses a DB Subcustodian as a subcustodian, those securities will be held by DB Subcustodian as part of a larger omnibus account in the name of the Custodian (“Omnibus Account”). For its services, DB Subcustodian receives (1) an annual fee based on a percentage of the average daily net assets of the Omnibus Account and (2) transaction charges with respect to transactions that occur within the Omnibus Account (e.g., foreign exchange transactions or corporate transactions). To the extent that a DB Subcustodian receives any brokerage commissions for any transactions, such transactions and amount of brokerage commissions paid by the Portfolio are set forth in Item 21 “Brokerage Allocation and Other Practices” below.

The Custodian’s fee may be reduced by certain earnings credits in favor of the Portfolio.

Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210, serves as the Portfolio’s an independent registered public accounting firm. The independent registered public accounting firm audits the financial statements of the Portfolio and provides other audit, tax and related services. Shareholders will receive annual audited financial statements and semi-annual unaudited financial statements.

FEE RATES OF SERVICE PROVIDERS

Fee payable to DIMA for investment management services.

The management fee for the Portfolio, at the annual percentage rate of daily net assets, is indicated below:

Portfolio Name	Management Fee Rate
Government Cash Management Portfolio	First $3 billion 0.1200% Next $4.5 billion 0.1025% Thereafter 0.0900%

Fee payable to DIMA for administrative services.

The Portfolio pays DIMA an administrative services fee, computed daily and paid monthly, of 0.030% of the Portfolio’s average daily net assets.

SERVICE PROVIDER COMPENSATION

Fiscal Year Ended	Gross Amount Paid to DIMA for Advisory Services	Amount Waived by DIMA for Advisory Services	Gross Amount Paid to DIMA for General Administrative Services	Amount Waived by DIMA for General Administrative Services
2017	$13,042,850	$4,552,724	$3,860,120	$0
2016	$14,355,667	$6,573,295	$3,774,703	$0
2015	$25,037,507	$4,944,455	$5,893,752	$0

From time to time, the Advisor may voluntarily waive and/or reimburse certain operating expenses of the Portfolio. These voluntary waivers and/or reimbursements may be terminated at any time at the option of the Advisor.

SECURITIES LENDING

The Portfolio had no securities lending activity during its most recent fiscal year.

Item 20.	Portfolio Managers

Not applicable.

Item 21.	Brokerage Allocation and Other Practices

PORTFOLIO TRANSACTIONS

The Advisor is generally responsible for placing orders for the purchase and sale of portfolio securities, including the allocation of brokerage. The Advisor may delegate trade execution, trade matching and settlement services to DWS’s branch offices or affiliates located in the US or outside the US.

The policy of the Advisor in placing orders for the purchase and sale of securities for a fund is to seek best execution, taking into account such factors, among others, as price; commission (where applicable); the broker-dealer’s ability to ensure that securities will be delivered on settlement date; the willingness of the broker-dealer to commit its capital and purchase a thinly traded security for its own inventory; whether the broker-dealer specializes in block orders or large program trades; the broker-dealer’s knowledge of the market and the security; the broker-dealer’s ability to maintain confidentiality; the broker-dealer’s ability to provide access to new issues; the broker-dealer’s ability to provide support when placing a difficult trade; the financial condition of the broker-dealer; and whether the broker-dealer has the infrastructure and operational capabilities to execute and settle the trade. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the funds to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.

Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and certain over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and certain over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an under-writer or market maker.

It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the funds to their customers. However, the Advisor does not consider sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of the funds as a factor in the selection of broker-dealers to execute portfolio transactions for the funds.

The Advisor is permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), when placing portfolio transactions for a fund, to cause a fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Advisor determines that such commissions are reasonable in relation to the overall services provided. The Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, execute portfolio transactions with broker-dealers that provide research and brokerage services to the Advisor. Consistent with the Advisor’s policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research and brokerage services from broker-dealers may be useful to a fund and to the Advisor, it is the opinion of the Advisor that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Advisor’s staff. To the extent that research and brokerage services of value are received by the Advisor, the Advisor may avoid expenses that it might otherwise incur. Research and brokerage services received from a broker-dealer may be useful to the Advisor and its affiliates in providing investment management services to all or some of its clients, which includes a fund. Services received from broker-dealers that executed securities transactions for a fund will not necessarily be used by the Advisor specifically to service that fund.

Research and brokerage services provided by broker-dealers may include, but are not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Research and brokerage services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and meetings arranged with corporate and industry representatives.

The Advisor may also select broker-dealers and obtain from them research and brokerage services that are used in connection with executing trades provided that such services are consistent with interpretations under Section 28(e) of the 1934 Act. Typically, these services take the form of computer software and/or electronic communication services used by the Advisor to facilitate trading activity with those broker-dealers.

Research and brokerage services may include products obtained from third parties if the Advisor determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. Provided a subadvisor is acting in accordance with any instructions and directions of the Advisor or the Board, the subadvisor is authorized to pay to a broker or dealer who provides third party brokerage and research services a commission for executing a portfolio transaction for a fund in excess of what another broker or dealer may charge, if the subadvisor determines in good faith that such commission was reasonable in relation to the value of the third party brokerage and research services provided by such broker or dealer.

The Advisor may use brokerage commissions to obtain certain brokerage products or services that have a mixed use (i.e., it also serves a function that does not relate to the investment decision-making process). In those circumstances, the Advisor will make a good faith judgment to evaluate the various benefits and uses to which it intends to put the mixed use product or service and will pay for that portion of the mixed use product or service that it reasonably believes does not constitute research and brokerage services with its own resources.

The Advisor will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services and may adjust its portfolio transactions policies in response thereto.

Due to European regulatory changes affecting the Advisor and certain of its affiliates, beginning in January 2018, funds (or portions thereof) subadvised by the Advisor’s European affiliates will no longer participate in the client commission arrangements described above with respect to obtaining research services. For those funds (or relevant portions thereof), the Advisor or its affiliates will pay for research services previously obtained through use of client commissions from their own assets. The Advisor and its affiliates have put into place procedures to ensure that all funds managed by the Advisor or its affiliates pay only their proportionate share of the cost of research services, as appropriate. The subadvisory agreements for the relevant funds have been modified to reflect the recent European regulatory changes.

Investment decisions for a fund and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for a fund with those to be sold or purchased for other accounts in executing transactions. The Advisor has adopted policies and procedures that are reasonably designed to ensure that when the Advisor aggregates securities purchased or sold on behalf of accounts, the securities are allocated among the participating accounts in a manner that the Advisor believes to be fair and equitable. The Advisor may make allocations among accounts based upon a number of factors that may include, but not limited to, investment objectives and guidelines, risk tolerance, availability of other investment opportunities and available cash for investment. With respect to limited opportunities or initial public offerings, the Advisor may make allocations among accounts on a pro-rata basis with consideration given to suitability. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, a fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to a fund.

The Advisor and its affiliates and each fund’s management team manage other mutual funds and separate accounts, some of which use short sales of securities as a part of its investment strategy. The simultaneous management of long and short portfolios creates potential conflicts of interest including the risk that short sale activity could adversely affect the market value of the long positions (and vice versa), the risk arising from sequential orders in long and short positions, and the risks associated with receiving opposing orders at the same time. The Advisor has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts of interest. Incorporated in the procedures are specific guidelines developed to ensure fair and equitable treatment for all clients. The Advisor and the investment team have established monitoring procedures and a protocol for supervisory reviews, as well as compliance oversight to ensure that potential conflicts of interest relating to this type of activity are properly addressed.

The Advisor may provide model portfolio recommendations for a variety of investment styles. Model portfolios may relate to the same investment strategies that are also offered or utilized through the Advisor’s discretionary accounts, including the DWS funds. The Advisor typically provides model portfolio recommendations to model portfolio programs on a non-discretionary basis; i.e., the Advisor provides its model portfolio recommendations to third party model portfolio program sponsors (“Sponsors”) who then execute securities transactions on behalf of their program clients. Model portfolio related trading activity by Sponsors on behalf of their clients could potentially result in the Advisor’s discretionary clients, including the DWS funds, receiving prices that are less favorable than prices that might otherwise have been obtained absent the Sponsors’ trading activity, particularly for orders that are large in relation to a security’s average daily trading volume. The Advisor intends to take reasonable steps to minimize the market impact on discretionary client accounts of orders associated with model portfolio recommendations provided to Sponsors.

Deutsche Bank AG or one of its affiliates (or in the case of a subadvisor, the subadvisor or one of its affiliates) may act as a broker for the funds and receive brokerage commissions or other transaction-related compensation from the funds in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Board, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the funds a rate consistent with that charged to comparable unaffiliated customers in similar transactions.

BROKERAGE COMMISSIONS

The amount of brokerage commissions paid by the Portfolio may change from year to year because of, among other things, changing asset levels, shareholder activity and/or portfolio turnover.

Brokerage Commissions

Portfolio	Fiscal Year	Brokerage Commissions Paid by Portfolio
Government Cash Management Portfolio	2017	$0
	2016	$0
	2015	$0

Brokerage Commissions Paid to Affiliated Brokers

Portfolio	Fiscal Year	Name of Affiliated Broker	Affiliation	Aggregate Brokerage Commissions Paid by Portfolio to Affiliated Brokers	% of the Total Brokerage Commissions	Brokerage % of the Aggregate Dollar Value of All Portfolio Transactions
Government Cash Management Portfolio	2017	None	—	None	—	—
	2016	None	—	None	—	—
	2015	None	—	None	—	—

The Portfolio did not hold any securities of its regular brokers or dealers (as such term is defined in the 1940 Act) as of the end of its most recent fiscal year.

Transactions for Research Services

For the most recent fiscal year, the Portfolio allocated the following amount of transactions, and related commissions, to broker-dealer firms that have been deemed by the Advisor to provide research services. The provision of research services was not necessarily a factor in the placement of business with such firms.

Portfolio	Amount of Transactions with Research Firms	Commissions Paid on Transactions with Research Firms
Government Cash Management Portfolio	$0	$0

Item 22.	Capital Stock and Other Securities

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio’s net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred.

Each investor is entitled to a vote in proportion to the amount of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio’s Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the affirmative vote of the holders of not less than two-thirds of the beneficial interests of the Trust, or (ii) by the Trustees of the Portfolio by written notice to its investors.

Investors in the Portfolio will be held personally liable (on a joint and several basis) for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents, covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 23.	Purchase, Redemption, and Pricing of Shares

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended. See Item 11 “Shareholder Information” in Part A of this Registration Statement.

Item 24.	Taxation of the Portfolio

TAXES

The following is intended to be a general summary of certain US federal income tax consequences of investing in the Portfolio. It is not intended as a complete discussion of all such consequences, nor does it purport to deal with all categories of investors, some of which may be subject to special tax rules. Current and prospective investors are therefore advised to consult with their tax advisors before making an investment in the Portfolio. The Portfolio's investors are expected to be principally regulated investment companies. The summary below does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. The summary below is based on the laws in effect on the date of this Registration Statement and on existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Federal Income Tax Treatment of the Portfolio. It is intended that the Portfolio operate and be treated as a partnership for US federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolio generally is not expected to be subject to US federal income tax. Nonetheless, it will file appropriate information returns with the Internal Revenue Service (“IRS”) annually as described below in “Federal Income Taxation of Investors.”

Federal Income Taxation of Investors. Each investor in the Portfolio is required to take into account in determining its US federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Portfolio and Subchapter K of the Code, related Treasury regulations promulgated thereunder, and other applicable authority) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolio may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of the Portfolio is determined separately for each investor. The Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

Investors who contribute assets in kind to the Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor may be allocated more or less of any tax item.

Distributions and adjusted basis. In general, an investor’s adjusted basis in its interest in the Portfolio will initially equal the amount of cash and the adjusted basis in other property, if any, the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of the Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives cash in connection with the investor’s complete withdrawal from the Portfolio will recognize capital gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor generally will recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from the Portfolio generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain or loss than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from the Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its Portfolio interest. Special rules apply to the distribution of property to an investor who contributed other property to the Portfolio and to the distribution of such contributed property to another investor. The federal income tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that the Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If the Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to the Portfolio.

An investor cannot deduct losses from the Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years. Certain other limitations on the deductibility of Porftolio losses and certain expenses can also apply. For instance, Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Portfolio is expected to be treated as arising from property held for investment, any interest expense incurred by a non-corporate investor to purchase or carry its interest in the Portfolio and its allocable share of interest expense incurred by the Portfolio may be subject to the investment interest limitations.

In addition, depending on the nature of its activities, the Portfolio may be deemed to be either an investor or trader in securities, or both if the Portfolio engages in multiple activities. If the Portfolio is deemed to be an investor, certain Portfolio fees and expenses (including, without limitation, the management fees) will be treated as miscellaneous itemized deductions of the Portfolio for US federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in the Portfolio (directly or through certain pass-through entities, including a partnership, a nonpublicly offered regulated investment company, a Subchapter S corporation, or a grantor trust) may not deduct such fees and expenses for taxable years beginning after December 31, 2017 and before January 1, 2026 and may deduct such fees and expenses in a taxable year beginning on or after January 1, 2026 only to the extent they exceed 2% of the taxpayer’s adjusted gross income, but only if the investor itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the taxable years beginning on or after January 1, 2026 will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (this limitation being applied after giving effect to the 2% floor described above and any other applicable limitations).

Federal Income Taxation of Portfolio Income. For federal income tax purposes, investment income is generally treated as ordinary income. The treatment of capital gains, however, is generally determined by how long the Portfolio owned (or is deemed to have owned) the investments that generated them, rather than by how long an investor has held its interest in the Portfolio. In general, gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for one year or less are treated as short-term capital gains or losses and gains or losses from the sale of investments that the Portfolio owned (or is deemed to have owned) for more than one year are treated as long-term capital gains or losses. Dividends received by the Portfolio (if any) from domestic corporations and certain foreign corporations will be “qualified dividend income, ” taxed in the hands of individuals and other non-corporate taxpayers at the rates applicable to long-term capital gain, provided certain holding period and other requirements are met. The Portfolio does not expect to earn income that will qualify as “qualified dividend income,” or for the corporate dividends-received deduction when allocated to investors.

Income received by the Portfolio in lieu of dividends with respect to (i) securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Portfolio on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for US federal income tax purposes as a loan by the Portfolio, will not constitute qualified dividend income to individual and other non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried forward (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000, in each succeeding year. Corporations may only offset capital losses against capital gains and may also be subject to other rules that limit the use of losses in a particular taxable year, and the excess generally may be carried back for three years and carried forward for up to five years.

An additional 3.8% Medicare contribution tax is imposed on certain net investment income (which includes, but is not limited to, interest, dividends and net gain on investments) of US individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.

Special federal income tax provisions that apply to certain investments. Certain of the Portfolio’s investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, constructive sales, “straddle” and “wash sale” transactions and mark-to-market rules, that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the recognition of income or gain without a corresponding receipt of cash and/or (v) adversely alter the characterization of certain Portfolio investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Portfolio.

Certain debt obligations. The Portfolio’s investment in debt obligations that are issued with original issue discount (OID) or acquired with market discount or acquisition discount will be subject to special federal income tax rules. Pursuant to these special rules, the Portfolio may be required to include any such OID or discount generated on these securities in its taxable income, and allocate that income to its investors, over the term of the securities, even though payment of those amounts are not received until a later time, upon partial or full repayment or disposition of the debt securities.

These investments may also affect the character of income recognized by the Portfolio and allocated to its investors.

Certain mortgage-backed securities. Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Portfolio’s income (including income allocated to the Portfolio from another pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (REMIC) (including a residual interest in a collateralized mortgage obligation (CMO) for which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (TMP) (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership will be allocated to investors in the partnership consistent with their allocation of other items of income, with the same consequences as if the investors held the related REMIC or TMP interest directly. In general, excess inclusion income allocated to investors (i) may constitute “unrelated business taxable income” (UBTI) for those entities who would otherwise be exempt from federal income tax, such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity that otherwise might not be required to file a federal income tax return, to file a tax return and pay tax on such income, (ii) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), and (iii) will not be eligible for reduced US withholding tax rates for non-US investors (including non-US investors eligible for the benefits of a US income tax treaty) that invest in a regulated investment company to which the Portfolio allocates excess inclusion income.

Foreign investments. The Portfolio may make investments that subject the Portfolio and/or investors directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest, and capital gains. In particular, the Portfolio’s foreign investments may cause some of the income or gains of the Portfolio to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Portfolio were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although investors should be aware that the Portfolio may not be entitled to claim reduced withholding rates on foreign taxes or may choose not to assert any such claim. The tax consequences to investors may depend in part on the direct and indirect activities and investments of the Portfolio. Accordingly, the Portfolio will be limited in its ability to avoid adverse foreign tax consequences resulting from the Portfolio’s underlying investments. Furthermore, some investors may not be eligible for certain or any treaty benefits. Subject to applicable limitations, an investor that is a regulated investment company for US federal income tax purposes may be entitled to elect to permit its shareholders to claim, for US federal income tax purposes, a credit or deduction for its allocable share of any foreign tax incurred by the Portfolio, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations.

Regulated investment company investors. It is intended that the Portfolio’s assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the diversification and income requirements of Subchapter M of the Code for qualification as a “regulated investment company,” assuming that the investor invested has all or substantially all of its assets in the Portfolio.

Because the Portfolio is not required to make distributions to its investors each year, the income recognized by a regulated investment company in respect of its investment in the Portfolio could exceed amounts distributed by the Portfolio to the regulated investment company in a particular year. In addition, this situation can be exacerbated by certain of the Portfolio’s investments which, as described earlier, can give rise to “phantom” (noncash) income or otherwise cause timing differences between income recognition for federal income tax purposes and actual receipt of cash by the Portfolio on the investments. Accordingly, investors that intend to meet the 90% distribution requirement for treatment as a “regulated investment company” could be required to redeem a portion of their interests in the Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level US federal income and excise taxes. The Portfolio, in turn, may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

Backup Withholding

The Portfolio may be required to withhold US federal income tax on distributions and redemption proceeds payable to investors who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, who have underreported dividend or interest income, or who have been notified (or when the Portfolio is notified) by the IRS that they are subject to backup withholding. The backup withholding tax rate is currently 24%. Corporate investors and certain other investors specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the investor’s US federal income tax liability.

Audits and Adjustments to Tax Liability

The Portfolio’s tax returns are subject to review by the IRS and other taxing authorities. If the Portfolio were audited and the IRS or another taxing authority were successful in adjusting items of income, gain, loss or deduction, then subject to the Revised Audit Provisions discussed below, such adjustments could change the income tax liabilities of investors in the Portfolio and might require investors to file amended tax returns, which could result in an investor owing additional taxes, penalties and interest and in an audit of the investor’s own tax return.

For taxable years beginning on or after January 1, 2018, the federal income tax audit procedures that apply to partnerships, such as the Portfolio, changed. Under these new rules (the “Revised Audit Provisions”), any adjustments to the Portfolio’s tax items (including any investor’s share thereof) would be determined in a proceeding at the Portfolio level. Any resulting underpayment of taxes (including interest and penalties) generally would be assessed against the Portfolio itself, notwithstanding that the Portfolio is not otherwise subject to federal income tax. As a result, such additional income tax assessment would be borne by the investors that own an interest in the Portfolio at the time of such assessment, which may be different persons, or persons with different ownership percentages, than the persons owning interests for the tax year at issue.

Under the Revised Audit Provisions, certain elections may be available to mitigate the impact of these adjustments on the Portfolio, including an election to “pass through” the adjustments to investors. If such an election were made, each person who was an investor in the year subject to audit would be responsible for any additional taxes, interest and penalties on its share of the adjustment.

US Tax Shelter Rules

The Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors, and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of “reportable transactions” in Treas. Reg. Sec. 1.6011-4(b), which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although the Portfolio does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in the Portfolio and participation in the Portfolio’s income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction, or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Under US federal tax law, if the Portfolio (or any fund in which the Portfolio directly or indirectly invests) engages in certain tax shelter transactions, a tax-exempt investor could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the investor’s net income from the transactions or (ii) 75% of the proceeds attributable to the investor from the transactions. If such a tax-exempt investor knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such tax-exempt investors could be subject to certain disclosure requirements, and penalties could apply if such tax-exempt investors do not comply with such disclosure requirements. There can be no assurance that the Portfolio (or any fund in which the Portfolio directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to tax-exempt investors that are pension plans, although certain penalties applicable to “entity managers” (as defined in Section 4965(d) of the Code) might still apply. Tax-exempt investors should consult their own tax advisors regarding these provisions.

In certain circumstances, the Portfolio and/or the Portfolio’s tax advisor may make special disclosures to the IRS of certain positions taken by the Portfolio.

FATCA

Sections 1471-1474 of the Code and the US Treasury regulations and IRS guidance issued thereunder (collectively the “Foreign Account Tax Compliance Act” or “FATCA”) generally require the Portfolio to obtain information sufficient to identify the status of each of its investors. If an investor fails to provide this information or otherwise fails to comply with FATCA, the Portfolio may be required to withhold under FATCA at a rate of 30% with respect to that investor on certain US source payments, such as interest, dividends, and certain other amounts, including any gross proceeds realized upon the sale or other disposition of any property that can produce US source interest or dividends. The Portfolio may disclose the information that it receives from (or concerning) its investors to the IRS, non-US taxing authorities or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation. Each investor is urged to consult its tax advisor regarding the applicability of FATCA and any other reporting requirements with respect to the investor’s own situation, including investments through an intermediary.

Non-Income, State, Local, and Foreign Taxes

The foregoing discussion does not address the US federal alternative minimum tax, or US federal non-income, state, local, or foreign tax, consequences of an investment in the Portfolio. It is possible that the Portfolio’s activities might generate tax return filing, reporting, or tax payment obligations in US states or local or foreign jurisdictions. Prospective investors should consult their own tax advisors regarding US federal non-income, state, local, and foreign tax matters.

The foregoing is only a summary of certain material US federal income tax consequences affecting the Portfolio and its investors. Current and prospective investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

In particular, the Portfolio's investors are expected to be principally entities that intend to qualify for the special tax treatment accorded regulated investment companies under

Subchapter M of the Code. The foregoing discussion does not address all of the special tax considerations applicable to those investors. Further, the summary above does not address tax consequences to shareholders of those regulated investment companies. Shareholders of those regulated investment companies should refer to the prospectuses and statements of additional information for those funds for a summary of the tax consequences applicable to them. Potential investors that do not qualify or do not intend to qualify as regulated investment companies are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Portfolio.

Item 25.	Underwriters

The exclusive placement agent for the Portfolio is DDI, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 26.	Calculation of Performance Data

Not applicable.

Item 27.	Financial Statements

The financial statements for the Portfolio, together with the report of the Independent Registered Public Accounting Firm, financial highlights and notes to financial statements in the Annual Report to Shareholders of Deutsche Money Market Trust (renamed Deutsche DWS Money Market Trust effective July 2, 2018)—Deutsche Government Cash Management Fund (Institutional Shares) (renamed DWS Government Cash Management Fund effective July 2, 2018) dated December 31, 2017, are incorporated herein by reference and are hereby deemed to be a part of this Part B. A copy of the Annual Report may be obtained without charge by calling the Portfolio at (800) 730-1313.

Government Cash Management Portfolio

PART C. OTHER INFORMATION

Responses to Items 28(e), (i), (j) and (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 28.	Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated April 1, 1990. (Incorporated by reference to Amendment No. 9 to the Registration Statement, as filed on April 24, 1996.)

	(2)	Amendment of Amended and Restated Declaration of Trust dated November 30, 1990. (Incorporated by reference to Amendment No. 13 to the Registration Statement, as filed on April 30, 1999.)

	(3)	Certificate of Amendment to the Declaration of Trust, dated May 16, 2003. (Incorporated by reference to Amendment No. 18 to the Registration Statement, as filed on April 29, 2004.)

	(4)	Certificate of Amendment to the Declaration of Trust, dated February 6, 2006. (Incorporated by reference to Amendment No. 20 to the Registration Statement, as filed on April 28, 2006.)

	(5)	Certificate of Amendment to the Declaration of Trust, dated April 12, 2016. (Incorporated by reference to Amendment No. 34 to the Registration Statement, as filed on April 29, 2016.)

(b)	(1)	By-Laws dated March 26, 1990. (Incorporated by reference to Amendment No. 9 to the Registration Statement, as filed on April 24, 1996.)

	(2)	Amendment to By-Laws dated September 30, 2005. (Incorporated by reference to Amendment No. 33 to the Registration Statement, as filed on May 1, 2015.)

	(3)	Amendment to By-Laws dated April 1, 2011. (Incorporated by reference to Amendment No. 29 to the Registration Statement, as filed on April 29, 2011.)

(c)		Instruments defining the rights of shareholders, including the relevant portions of the Amended and Restated Declaration of Trust, dated April 1, 1990, as amended through April 12, 2016 (see Section 6), and the By-Laws, dated March 26, 1990, as amended through April 1, 2011 (see Article #1). (Incorporated by reference to exhibits (a)(1) through (a)(5) and (b)(1) through (b)(3) to this Registration Statement.)

(d)	(1)	Amended and Restated Investment Management Agreement between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) dated as of June 1, 2006, and as revised January 1, 2007, May 14, 2007, August 1, 2007, and May 1, 2016. (Incorporated by reference to Amendment No. 34 to the Registration Statement, as filed on April 29, 2016.)

(f)		Not applicable.

(g)	(1)	Master Custodian Agreement between Registrant and State Street Bank and Trust Company dated November 17, 2008. (Incorporated by reference to Amendment No. 25 to the Registration Statement, as filed on April 30, 2009.)

	(2)	Amendment, effective as of January 20, 2017, to the Master Custodian Agreement dated November 17, 2008. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(3)	Appendix A, effective as of May 1, 2016, to Master Custodian Agreement dated November 17, 2008. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

(h)	(1)	Exclusive Placement Agent Agreement between the Registrant and Scudder Distributors, Inc. (now known as DWS Distributors, Inc.) dated August 19, 2002. (Incorporated by reference to Amendment No. 17 to the Registration Statement, as filed on April 30, 2003.)

	(2)	Sub-Administration and Sub-Accounting Agreement among State Street Bank and Trust Company and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.), Scudder Fund Accounting Corporation, and Investment Company Capital Corp. dated April 1, 2003. (Incorporated by reference to Amendment No. 18 to the Registration Statement, as filed on April 29, 2004.)

	(3)	Amendment, effective as of January 20, 2017, to the Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(4)	Schedule A, dated as of May 1, 2016, to Sub-Administration and Sub-Accounting Agreement dated April 1, 2003. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(5)	Letters of Indemnity to the Scudder Funds (New York Board) dated October 8, 2004; and Letter of Indemnity to the Independent Trustees dated October 8, 2004. (Incorporated by reference to Amendment No. 19 to the Registration Statement, as filed on April 29, 2005.)

	(6)	Amended and Restated Administrative Services Agreement between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.), dated as of February 12, 2016. (Incorporated by reference to Amendment No. 37 to the Registration Statement, as filed on April 30, 2018.)

	(7)	Transfer Agency and Service Agreement between the Registrant and DWS Scudder Investment Service Company (now known as DWS Service Company) dated June 1, 2006. (Incorporated by reference to Amendment No. 21 to the Registration Statement, as filed on April 30, 2007.)

	(8)	Amendment No. 1, made as of July 13, 2016, to the Transfer Agency and Service Agreement dated June 1, 2006. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

	(9)	Form of Expense Limitation Agreement, dated October 1, 2007, between the Registrant and Deutsche Investment Management Americas Inc. (now known as DWS Investment Management Americas, Inc.) (Filed herein.)

(l)		Investment representation letters of initial investors. (Previously filed on July 20, 1990.)

(m)		Not applicable.

(n)		Not applicable.

(o)		Reserved.

(p)	(1)	Code of Ethics for Deutsche Asset Management (now known as DWS) – U.S., dated April 27, 2017. (Incorporated by reference to Amendment No. 37 to the Registration Statement, as filed on April 30, 2018.)

	(2)	Consolidated Fund Code of Ethics — All Funds, dated January 26, 2017. (Incorporated by reference to Amendment No. 36 to the Registration Statement, as filed on April 28, 2017.)

Item 29.	Persons Controlled by or under Common Control with the Portfolio

None.

Item 30.	Indemnification

Under Article V, Section 5.3 of the Trust’s Amended and Restated Declaration of Trust, the Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.

DWS Investment Management Americas, Inc. (hereafter, “DIMA”), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant (“Private Litigation and Enforcement Actions”). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, “Covered Matters”), including without limitation:

1.	all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

2.	all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

3.	any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

4.	any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DIMA will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DIMA and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

5.	all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee’s duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee’s liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee’s duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DIMA.

Item 31.	Business and Other Connections of Investment Advisor

During the last two fiscal years, no director or officer of DWS Investment Management Americas, Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 32.	Principal Underwriters

(a)

DWS Distributors, Inc. acts as exclusive placement agent of the Registrant’s shares and acts as principal underwriter for registered open-end management investment companies and other funds managed by DWS Investment Management Americas, Inc.

(b)

Information on the officers and directors of DWS Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

(1)	(2)	(3)
DWS Distributors, Inc. Name and Principal Business Address	Positions and Offices with DWS Distributors, Inc.	Positions and Offices with Registrant

JJ Wilczewski 222 South Riverside Plaza Chicago, IL 60606	Director, President, CEO and Chairman of the Board	None

Bobby Brooks One International Place Boston, MA 02110	Director and Vice President	None

Paul Blodgett 345 Park Avenue New York, NY 10154	Director and Vice President	None

Kristin Kulik-Peters 222 South Riverside Plaza Chicago, IL 60606	Director and Vice President	None

Michael Hughes 222 South Riverside Plaza Chicago, IL 60606	Director and Vice President	None

Cynthia P. Nestle 345 Park Avenue New York, NY 10154	Chief Operating Officer	None

Nancy Tanzil 345 Park Avenue New York, NY 10154	Chief Financial Officer and Treasurer	None

Un-Sil Hwang 222 South Riverside Plaza Chicago, IL 60606	Chief Compliance Officer	None

Anjie LaRocca 345 Park Avenue New York, NY 10154	Secretary	None
Hepsen Uzcan 345 Park Avenue New York, NY 10154	Assistant Secretary	President, Chief Executive Officer and Assistant Secretary

(c)       Not applicable.

Item 33.	Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Advisor and Administrator (Accounting Agent, as applicable)	DWS Investment Management Americas, Inc. 345 Park Avenue New York, NY 10154

DWS Investment Management Americas, Inc. One International Place Boston, MA 02110

Custodian and Sub-Administrator (Sub-Accounting Agent, as applicable)	State Street Bank and Trust Company State Street Financial Center One Lincoln Street Boston, MA 02111

Sub-Transfer Agent	DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105

Placement Agent	DWS Distributors, Inc. 222 South Riverside Plaza Chicago, IL 60606

Storage Vendor	Iron Mountain Incorporated 12646 N.W. 115th Avenue Medley, FL 33178

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, GOVERNMENT CASH MANAGEMENT PORTFOLIO, has duly caused this Amendment No. 38 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of New York and the State of New York, on the 25th day of June 2018.

GOVERNMENT CASH MANAGEMENT PORTFOLIO

By: /s/Hepsen Uzcan

       Hepsen Uzcan*

       President

*By:

                /s/ Caroline Pearson

                Caroline Pearson**

                Chief Legal Officer

**	Attorney-in-fact pursuant to the powers of attorney as filed herein.

Power of Attorney

I, the undersigned Officer of the following investment companies:

Cash Account Trust

Deutsche DWS Asset Allocation Trust

Deutsche DWS Equity 500 Index Portfolio

Deutsche DWS Funds Trust

Deutsche DWS Global/International Fund, Inc.

Deutsche DWS Income Trust

Deutsche DWS Institutional Funds

Deutsche DWS International Fund, Inc.

Deutsche DWS Investment Trust

Deutsche DWS Investments VIT Funds

Deutsche DWS Market Trust

Deutsche DWS Money Funds

Deutsche DWS Money Market Trust

Deutsche DWS Municipal Trust

Deutsche DWS Portfolio Trust

Deutsche DWS Securities Trust

Deutsche DWS State Tax-Free Income Series

Deutsche DWS Tax Free Trust

Deutsche DWS Value Series, Inc.

Deutsche DWS Variable Series I

Deutsche DWS Variable Series II

Deutsche Multi-Market Income Trust

Deutsche Strategic Income Trust

DWS Municipal Income Trust

DWS Strategic Municipal Income Trust

Government Cash Management Portfolio

Investors Cash Trust

hereby constitute and appoint John Millette, Caroline Pearson and James M. Wall, and each of them, severally, with full powers of substitution, my true and lawful attorney and agent to execute in my name, place and stead (in such capacity) any and all amendments to enable each Trust or Corporation (collectively, the “Funds”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Funds’ Registration Statements on Form N-1A pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as President of the Funds such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after July 2, 2018.

SIGNATURE	TITLE	DATE
/s/Hepsen Uzcan Hepsen Uzcan	President	May 16, 2018

DWS FUNDS BOARD CERTIFICATE OF THE SECRETARY

I, John Millette, do hereby certify as follows:

1.	That I am the duly elected Secretary of the Funds listed on the attached Appendix A, (each a "Fund," and each Fund's underlying portfolios, if applicable, a "Series");

2.	I further certify that the following is a complete and correct copy of resolutions adopted by the members of the Board of Trustees/Directors of the Funds at a meeting duly called, convened and held on May 16, 2018 at which a quorum was present and acting throughout, and that such resolutions have not been amended and are in full force and effect:

WHEREAS, the President of the Fund, Hepsen Uzcan, desires to execute a Power of Attorney and thereby delegate legal authority to the below-designated individuals to sign Registration Statements, including any amendments, on her behalf:

NOW THEREFORE BE IT:

RESOLVED, that the delegation by Hepsen Uzcan of her authority as an officer of the Fund to sign the Fund's Registration Statements, including any amendments thereto, on behalf of the Fund to the following individuals pursuant to a Power of Attorney in substantially the form presented to the Board is hereby approved, with such further changes as may recommended by counsel:

John Millette, Caroline Pearson, and James M. Wall; and

FURTHER RESOLVED, that any Registration Statement signed pursuant to such Power of Attorney shall comply with Rule 483 (b) of the Securities Act of 1933 as amended, including, but not limited to the inclusion of: (1) a copy of the authorizing Power of Attorney; and (2) a certified copy of the resolutions of the Board authorizing such delegation as Exhibits thereto.

IN WITNESS WHEREOF, I hereunto set my hand this second day of July 2018.

/s/ John Millette

John Millette

Secretary

Appendix A

CASH ACCOUNT TRUST, AND ITS SERIES:

DWS GOVERNMENT & AGENCY SECURITIES PORTFOLIO

DWS TAX-EXEMPT PORTFOLIO

DEUTSCHE DWS ASSET ALLOCATION TRUST, AND ITS SERIES:

DWS MULTI-ASSET CONSERVATIVE ALLOCATION FUND

DWS MULTI-ASSET GLOBAL ALLOCATION FUND

DWS MULTI-ASSET MODERATE ALLOCATION FUND

DEUTSCHE DWS EQUITY 500 INDEX PORTFOLIO

DEUTSCHE DWS FUNDS TRUST

DEUTSCHE DWS GLOBAL/INTERNATIONAL FUND, INC., AND ITS SERIES:

DWS EMERGING MARKETS FIXED INCOME FUND

DWS EUROPEAN EQUITY FUND

DWS RREEF GLOBAL INFRASTRUCTURE FUND

DWS GLOBAL SMALL CAP FUND

DWS HIGH CONVICTION GLOBAL BOND FUND

DWS INTERNATIONAL GROWTH FUND

DEUTSCHE DWS INCOME TRUST, AND ITS SERIES:

DWS FIXED INCOME OPPORTUNITIES FUND

DWS GLOBAL HIGH INCOME FUND

DWS GNMA FUND

DWS HIGH INCOME FUND

DWS MULTISECTOR INCOME FUND

DWS SHORT DURATION FUND

DWS SHORT DURATION HIGH INCOME FUND

DEUTSCHE DWS INSTITUTIONAL FUNDS, AND ITS SERIES:

DWS EAFE® EQUITY INDEX FUND

DWS EQUITY 500 INDEX FUND

DWS S&P 500 INDEX FUND

DWS U.S. BOND INDEX FUND

DWS U.S. MULTI-FACTOR FUND

DEUTSCHE DWS PORTFOLIO TRUST, AND ITS SERIES:

DWS FLOATING RATE FUND

DWS TOTAL RETURN BOND FUND

DEUTSCHE DWS INTERNATIONAL FUND, INC., AND ITS SERIES:

DWS CROCI® INTERNATIONAL FUND

DWS EMERGING MARKETS EQUITY FUND

DWS GLOBAL MACRO FUND

DWS LATIN AMERICA EQUITY FUND

DWS WORLD DIVIDEND FUND

DEUTSCHE DWS INVESTMENT TRUST, AND ITS SERIES:

DWS CAPITAL GROWTH FUND

DWS CORE EQUITY FUND

DWS CROCI® EQUITY DIVIDEND FUND

DWS CROCI® U.S. FUND

DWS LARGE CAP FOCUS GROWTH FUND

DWS MID CAP VALUE FUND

DWS SMALL CAP CORE FUND

DWS SMALL CAP GROWTH FUND

DEUTSCHE DWS INVESTMENTS VIT FUNDS, AND ITS SERIES:

DWS EQUITY 500 INDEX VIP

DWS SMALL CAP INDEX VIP

DEUTSCHE DWS MARKET TRUST, AND ITS SERIES: DWS GLOBAL INCOME BUILDER FUND

DWS RREEF REAL ASSETS FUND

DEUTSCHE DWS MONEY FUNDS, AND ITS SERIES:

DWS MONEY MARKET PRIME SERIES

DEUTSCHE DWS MONEY MARKET TRUST, AND ITS SERIES:

DWS GOVERNMENT CASH MANAGEMENT FUND

DWS GOVERNMENT CASH RESERVES FUND INSTITUTIONAL

DWS GOVERNMENT MONEY MARKET SERIES

DEUTSCHE MULTI-MARKET INCOME TRUST

DWS MUNICIPAL INCOME TRUST

DEUTSCHE DWS MUNICIPAL TRUST, AND ITS SERIES: DWS MANAGED MUNICIPAL BOND FUND

DWS SHORT-TERM MUNICIPAL BOND FUND

DWS STRATEGIC HIGH YIELD TAX-FREE FUND

2

DEUTSCHE DWS SECURITIES TRUST, AND ITS SERIES:

DWS COMMUNICATIONS FUND

DWS CROCI® SECTOR OPPORTUNITIES FUND

DWS ENHANCED COMMODITY STRATEGY FUND

DWS RREEF GLOBAL REAL ESTATE SECURITIES FUND

DWS HEALTH AND WELLNESS FUND

DWS RREEF MLP & ENERGY INFRASTRUCTURE FUND DWS RREEF REAL ESTATE SECURITIES FUND

DWS SCIENCE AND 'TECHNOLOGY FUND

DEUTSCHE DWS STATE TAX-FREE INCOME SERIES, AND ITS SERIES:

DWS CALIFORNIA TAX-FREE INCOME FUND

DWS MASSACHUSETTS TAX-FREE FUND

DWS NEW YORK TAX-FREE INCOME FUND

DEUTSCHE STRATEGIC INCOME TRUST

DWS STRATEGIC MUNICIPAL INCOME TRUST

DEUTSCHE DWS TAX FREE TRUST, AND ITS SERIES:

DWS INTERMEDIATE TAX/AMT FREE FUND

DEUTSCHE DWS VALUE SERIES, INC., AND ITS SERIES:

DWS CROCI® EQUITY DIVIDEND FUND

DWS MID CAP VALUE FUND

DEUTSCHE DWS VARIABLE SERIES I, AND ITS SERIES:

DWS BOND VIP

DWS CAPITAL GROWTH VIP

DWS CORE EQUITY VIP

DWS CROCI® INTERNATIONAL VIP

DWS GLOBAL SMALL CAP VIP

DEUTSCHE DWS VARIABLE SERIES II, AND ITS SERIES:

DWS ALTERNATIVE ASSET ALLOCATION VIP

DWS CROCI® U.S. VIP

DWS GLOBAL EQUITY VIP

DWS GLOBAL INCOME BUILDER VIP

DWS GOVERNMENT & AGENCY SECURITIES VIP

DWS GOVERNMENT MONEY MARKET VIP

DWS HIGH INCOME VIP

DWS INTERNATIONAL GROWTH VIP

DWS MULTISECTOR INCOME VIP

DWS SMALL MID CAP GROWTH VIP

DWS SMALL MID CAP VALUE VIP

GOVERNMENT CASH MANAGEMENT PORTFOLIO

INVESTORS CASH TRUST, AND ITS SERIES:

DWS CENTRAL CASH MANAGEMENT GOVERNMENT FUND

DWS TREASURY PORTFOLIO

DWS VARIABLE NAV MONEY FUND

3

Government Cash Management Portfolio

Exhibit Index

(h)(9)